As filed with the U.S. Securities and Exchange Commission on March 21, 2025.

Registration No. 333-285301

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No.1

To

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Roma Green Finance Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	8742	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong Tel: +852 2529 6878

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor

New York, NY 10168

+1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mr. Kyle Leung

Concord & Sage PC

1360 Valley Vista Dr Suite 140

Diamond Bar, CA 91765

Tel: 929-989-7572

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2025

PRELIMINARY PROSPECTUS

Roma Green Finance Limited

Up to 44,000,000 Ordinary Shares in aggregate

of which

Up to 11,000,000 Ordinary Shares

Up to 33,000,000 Common Warrants

Up to 33,000,000 Ordinary Shares underlying Common Warrants

We are offering in a self-directed best efforts offering of (i) up to 11,000,000 of our ordinary shares, US$0.001 par value per share (the “Ordinary Shares”) at an assumed public offering price of US$0.60 per Ordinary Share, which is the same as the last reported sale price of our Ordinary Shares, as reported on the Nasdaq Capital Market on February 26, 2025; and (ii) up to 33,000,000 common warrants to purchase up to 33,000,000 Ordinary Shares (“Common Warrants”) at an assumed exercise price of US$0.01 per share (representing 1.6% of the assumed public offering per Ordinary Share to be sold in this offering, of Roma Green Finance Limited (the “Company” or “we,” “us” or “our”) directly to select investors pursuant to this prospectus. We are offering the Ordinary Shares and Common Warrants at a public offering price of $0.60 per share and the accompanying Common Warrants.

The public offering price per Ordinary Share is an assumed price only. The actual number of Ordinary Shares and Common Warrants sold in the offering and actual public offering price will be determined at the time of pricing and may be at a discount to the current market price of our Ordinary Shares or to the assumed price set forth above. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price. The assumed public offering price is used so that we can provide certain disclosures, which require a calculation based on the public offering price.

Our share price is volatile. Since being listed on the Nasdaq Capital Market, our Ordinary Shares have traded at a low of US$0.4 and a high of US$11.8. There has been no change recently in our financial condition or results of operations that is consistent with the recent change in our share price. Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol ROMA. On February 26, 2025, the last reported sales price of our Ordinary Shares on the Nasdaq Capital Market was US$0.60 per share. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the warrants will be limited. In addition, we do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange, or any other trading system.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” of this prospectus and “Item 3. Key Information – D, Risk Factors” in our annual report on Form 20-F for the year ended March 31, 2024 (the “2024 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on August 1, 2024 for more information. There is no minimum number of Ordinary Shares or minimum aggregate amount of proceeds for this offering to close. Accordingly, we have not made any arrangements to place investor funds in an escrow account or trust account. We intend to complete one closing of this offering but may undertake one or more additional closings for the sale of the additional securities to the investors in the initial closing. The offering will be terminated after 90 days of the effectiveness of this registration statement provided that the closing(s) of the offering for the Ordinary Shares have not occurred by such date, and may not be extended.

This is a best-effort self-directed offering. See “Plan of Distribution” beginning on Page 80 of this prospectus for more information.

Any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Use of Proceeds” on page 42 for more information.

Upon completion of this offering, assuming the sale of all 11,000,000 Ordinary Shares in this Offering, our issued and outstanding shares will consist of 26,564,571 Ordinary Shares, without taking into account of the Ordinary Shares underlying the Common Warrants. We will no longer be a controlled company as defined under Nasdaq Stock Market Rule 5615(c) because, immediately after the completion of this offering, assuming the sale of all 11,000,000 Ordinary Shares in this Offering and excluding the exercise of the Common Warrants, Top Elect Group Limited, our controlling shareholder, will own 6,071,704 Ordinary Shares, representing 22.85% of our total issued and outstanding Ordinary Shares, representing 22.85% of the total voting power. Assuming all the Common Warrants are exercised, the shareholding of Top Elect will be representing approximately 10.19% of our total issued and outstanding Ordinary Shares, representing 10.19% of the total voting power.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment.

See “Risk Factors” beginning on page 22 and Item 3. Key Information – D. Risk Factors” in our 2024 Annual Report to read about factors you should consider before buying our Ordinary Shares.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Hong Kong through our subsidiary, Roma Risk Advisory Limited (“RRA”), incorporated in Hong Kong and Roma Advisory Pte. Ltd., incorporated in Singapore (collectively, the “Operating Subsidiaries”). The Ordinary Shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 19 and 20 of this prospectus for more information.

Our Operating Subsidiaries conduct their business in Hong Kong, a Special Administrative Region of the PRC, and Singapore and some of our clients are PRC companies or listed issuers that may have shareholders or directors that are PRC individuals. Conducting business in Hong Kong involves risks of uncertainty about any actions the Chinese government or authorities in Hong Kong.

There are significant legal and operational risks associated with being based in or having the majority of operations in Hong Kong, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in our Operating Subsidiaries’ operations and/or a material change in the value of the Ordinary Shares being registered in this Offering and it could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti- monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the Operating Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Prospectus Summary - Recent Regulatory Development in the PRC” beginning on page 16 and “Risk Factors – Risks Relating to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.” beginning on page 30.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC , this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

In the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company and does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our ability to pay dividends outside of China, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

The Holding Foreign Companies Accountable Act (“HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “ PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. Our predecessor auditor, KCCW, the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess KCCW’s compliance with applicable professional standards. The Company appointed JSA effective from March 8, 2024 as the Company’s auditors. JSA is headquartered in Malaysia and is a firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis, with the last inspection in January 2024.

Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations (as defined below). See “Risk Factors — Risks Relating to Doing Business in Hong Kong — The PCAOB’s HFCAA Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong (“the Determination”) could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors” on page 29.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. There can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

The Company holds all of the equity interests in its Hong Kong and Singapore subsidiaries through a subsidiary incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between our Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividends and Dividend Policy” on page 44 of this Prospectus and “Implications of Being a Holding Company” on page 16 of this Prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. For additional information, see the 2-24 Annual Report and the Company’s consolidated unaudited financial statements as of six months ended September 30, 2024 published on the website of the SEC.

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share and Accompanying Common Warrant		Total (assuming maximum offering)
Public offering price	US$	0.60	US$	6,600,000
Proceeds to the Company before expenses	US$	0.60	US$	6,600,000

We will deliver the Ordinary Shares being issued to the investors electronically, upon closing and receipt of investor funds for the purchase of the Ordinary Shares offered pursuant to this prospectus. We expect the delivery of such securities against payment in U.S. dollars will be made, with respect to Ordinary Shares sold within 2 business days of purchase.

We estimate the total expenses of this offering payable by us will be approximately US$86,061.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●], 2025.

2

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectus we have prepared. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

3

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the Hong Kong dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at HK$1.00 to US$0.1282 . We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	our business and operating strategies and our various measures to implement such strategies;

●	our operations and business prospects, including development and capital expenditure plans for our existing business;

●	changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

●	our financial condition, results of operations and dividend policy;

●	changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

●	the regulatory environment and industry outlook in general;

●	future developments in the environmental, social and governance industry and actions of our competitors;

●	catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

5

DEFINITIONS

“Amended Memorandum of Association” or “Amended Memorandum” means the amended and restated memorandum of association of our Company adopted on September 2, 2022, and as supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on June 9, 2023.

“Articles of Association” means the amended and restated articles of association of our Company adopted on September 2, 2022, as amended from time to time, a copy of which is filed as Exhibit 3.2 to our Registration Statement filed with the SEC on June 9, 2023.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“Company” or “our Company” means Roma Green Finance Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on April 11, 2022.

“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands. “ESG” means environmental, social and governance.

“CAGR” means compounded annual growth rate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“GEM” means GEM board of the HKSE.

“GEM Listing Rules” means the Rules Governing the listing of securities on GEM.

‘‘Group,’’ ‘‘our Group,’’ ‘‘we,’’ ‘‘us,’’ or ‘‘our’’ means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“HKSE” means The Stock Exchange of Hong Kong Limited.

‘‘HK$’’ or ‘‘HKD’’ Hong Kong dollars(s), the lawful currency of Hong Kong.

“Hong Kong” or “HK” means the Hong Kong Special Administrative Region of The Peoples’ Republic of China.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“KPI” means key performance indicator, a quantifiable measure of performance over time for a specific objective.

“Lucky Time” means Lucky Time Ventures Limited, a company incorporated in the BVI and is our direct wholly-owned subsidiary.

“Main Board Listing Rules” means the Rules Governing the Listing of Securities on the HKSE.

“Memorandum and Articles of Association” means the Amended Memorandum of Association and the Articles of Association.

“Mr. Cheng” means Mr. Cheng King Yip.

“Mr. Lam” means Mr. Lam Hing Fat, our Chief Financial Officer.

“Ms. Luk” means Ms. Luk Huen Ling Claire, our executive director and controlling shareholder.

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“Next Master” means Next Master Investments Limited, a shareholder of the Company, wholly-owned by Mr. Zhang Yan.

“Operating Subsidiaries” means RRA and Roma (S) and each an “Operating Subsidiary.”

“Ordinary Share(s)” means the share(s) of the Company as defined in the Articles of Association.

“PRC” means The People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, but it should be noted that legal and operational risks associated with operating in The People’s Republic of China may also be applicable to Hong Kong.

“RMB” means Renminbi, the lawful currency of the PRC.

“Roma (S)” or “Singapore Operating Subsidiary” means Roma Advisory Pte. Ltd., a company incorporated in Singapore on January 3, 2022, and wholly-owned by RRA.

“RRA”, “Roma Risk Advisory” or “Hong Kong Operating Subsidiary” means Roma Risk Advisory Limited, a company incorporated in Hong Kong on August 2, 2018 and an indirect wholly-owned subsidiary of our Company.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission. “Securities Act” means the U.S. Securities Act of 1933, as amended.

“Singapore” means Republic of Singapore.

“Top Elect” means Top Elect Group Limited, a controlling shareholder of our Company holding 39.01% of our issued share capital as at the date of this prospectus and is wholly-owned by Ms. Luk.

“Trade Expert” means Trade Expert Holdings Limited, a shareholder of the Company, wholly-owned by Ms. Lana Yaneza. “US$” or “USD” means United States dollar(s), the lawful currency of the United States.

“2024 Equity Incentive Plan” means the employee equity incentive plan approved by the Company on April 19, 2024, details of which is set out in the Form S-8 filed with the SEC on April 24, 2024.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to Roma Green Finance Limited, a Cayman Islands exempted company limited by shares.

Recent Events

Initial Public Offering

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

Change of Auditor

On March 8, 2024, the Audit Committee of the Company approved the dismissal of KCCW Accounting Corp (“KCCW”), the predecessor independent registered public accounting firm of the Company, effective March 8, 2024. Also on March 8, 2024, the Audit Committee of the Board of Directors of the Company appointed J&S Associate PLT (“JSA”) as the Company’s independent registered public accounting firm for the year ended March 31, 2024.

Resignation of Director

On February 29, 2024, Mr. Tsang Ho Yin resigned as an Independent Non-Executive Director of the Company.

Adoption of 2024 Equity Incentive Plan

On April 19, 2024, the Company has adopted the 2024 Equity Incentive Plan whereby the Company can issue and allot a maximum aggregate 2,000,000 Ordinary Shares. Please refer to the Form S-8 filed with the SEC on April 24, 2024 for further information. As of the date of this prospectus, the Company has issued 1,539,281 Ordinary Shares under the 2024 Equity Incentive Plan.

Failure to Satisfy a Listing Condition

On May 17, 2024, the Company received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that, for the last 31 consecutive business days, the closing bid price for the Company’s Ordinary Shares had been below the minimum of $1.00 per Ordinary Share required for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until November 13, 2024, to regain compliance with the Minimum Bid Price Rule. If at any time before November 13, 2024, the closing bid price of the Ordinary Shares is at least $1.00 per Ordinary Share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed. If the Company does not regain compliance with the Minimum Bid Price Rule by November 13, 2024, the Company may be eligible for an additional 180 day calendar period to regain compliance or be subject to delisting. To qualify for the additional time, the Company will be required to meet the continued listing requirements regarding the market value of publicly held Ordinary Shares and all other initial listing standards, except for the minimum bid price requirement. In addition, the Company will be required to notify Nasdaq of its intent to cure the deficiency by effecting a reverse stock split, if necessary, during the additional compliance period.

Follow-on Offering

On July 3, 2024, the Company registered a prospectus for a best-effort self-underwritten follow-on offering of up to 3,600,000 Ordinary Shares at a price of US$0.351 per Ordinary Share. 3,600,000 Ordinary Shares were allotted and issued and the Company received gross proceeds in the amount of US$1,263,600 prior to deducting related expenses.

Our Mission

Our mission is to provide to our clients a one-stop destination for high-quality and holistic sustainability and climate change related consulting services to support a more sustainable, balanced and inclusive future for our clients’ organizations and the world.

Corporate Structure

The following chart sets forth our corporate structure as of the date of this prospectus.

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Purchasers in this offering are buying shares of the Cayman Islands company whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

The following chart sets forth our corporate structure immediately after this offering assuming all the 11,000,000 offering shares are subscribed by investors, without taking into account of the exercise of the 33,000,000 Common Warrants.

Business of our Operating Subsidiary

Our Operating Subsidiaries are principally engaged in the provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services. Our service offering mainly comprise the following:

Sustainability Program Development: We support our clients’ sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

ESG Reporting: We help clients to build their ESG profile and support their ESG reporting in compliance with the applicable prevalent ESG-related standard and reporting framework in Hong Kong and Singapore. Certain clients may also utilize their ESG reports to support their green and/or sustainable financing arrangements.

Corporate Governance and Risk Management: We deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

Climate Change Strategies and Solutions: We provide guidance and support to clients in building climate strategies which align with their climate goals and targets. We also explore opportunities to promote green and sustainable finance development by incorporating climate related risk assessment in advisory services for corporations in the financial industry.

Environmental Audit: – We provide on-site investigations on agreed upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessment and audit to identify any material environmental risks and suggest mitigating actions to clients.

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ESG Rating Support and Shareholder Communication: We help clients to review and improve their ESG / sustainability ratings with Bloomberg and other rating agencies.

Education and Training: We deliver trainings, workshops, discussion forums on ESG and green and sustainable finance topics. Our team of experts also design customizable training programs across various ESG and/or sustainability objectives that are tailored to individual client’s needs and enhance their ESG skills.

Competitive Advantages

We believe the following competitive strengths differentiate us from our competitors:

●	we are a comprehensive ESG / sustainability services provider;
●	we have a strong client base and experience, notwithstanding our short operating history; and
●	we have an experienced management team and highly trained workforce that allow us to provide efficient and effective services to our clients.

Our strategy

Our principal objective is to sustain a continuous growth in our business and strengthen our market position in the environmental, social and governance industry in Hong Kong, Singapore and elsewhere with the following strategies:

●	continuing to increase our market penetration in Hong Kong and Singapore;
●	expanding our worldwide footprint in particular the US;
●	recruiting and retaining professionals; and
●	pursing strategic acquisitions.

Risks and Challenges

Investing in our Ordinary Shares involves risks. You should carefully consider the risks set out in the section headed “Risk Factors” beginning on page 22 of this prospectus before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

A summary of these risks include but are not limited to the following:

●

Our revenues, operating income and cash flows are likely to fluctuate. - (See “Risk Factors—Risks Related to our Business and Industry - Our revenues, operating income and cash flows are likely to fluctuate.” on page 22);

●

We incurred net losses for the six months ended September 30, 2024 and the two years ended March 31, 2024 and 2023 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations. - (See “Risk Factors—Risks Related to our Business and Industry - We incurred net losses for the six months ended September 30, 2024 and the for the two years ended March 31, 2024 and 2023 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations.”on page 22);

●

We rely on our management team and other key personnel in operating our business. - (See “Risk Factors—Risks Related to our Business and Industry – “We rely on our management team and other key personnel in operating our business” on page 22);

●

Our revenues are unpredictable due to the nature of our business. - (See “Risk Factors—Risks Related to our Business and Industry - Our revenues are unpredictable due to the nature of our business” on page 23);

●

We have a limited operating history and our future revenue and profits are subject to uncertainties. - (See “Risk Factors—Risks Related to our Business and Industry - We have a limited operating history and our future revenue and profits are subject to uncertainties.” on page 23);

●

We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries. - (See “Risk Factors—Risks Related to our Business and Industry - We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries” on page 23);

●

Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports. - (See “Risk Factors—Risks Related to our Business and Industry - Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports” on page 23);

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●

In general, we do not enter into long-term contracts with its clients, which may expose us to potential uncertainty with respect to its revenue from time to time. - (See “Risk Factors—Risks Related to our Business and Industry - In general, we do not enter into long-term contracts with its clients, which may expose us to potential uncertainty with respect to its revenue from time to time” on page 24);

●

We are subject to potential exposure to professional liabilities. - (See “Risk Factors—Risks Related to our Business and Industry - We are subject to potential exposure to professional liabilities” on page 24);

●

We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us. - (See “Risk Factors—Risks Related to our Business and Industry - We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us.” on page 24);

●	Our business may face risks of clients’ default on payment. - (See “Risk Factors—Risks Related to our Business and Industry - Our business may face risks of clients’ default on payment” on page 24);
●

We may be inadequately insured against losses and liabilities arising from its operations. - (See “Risk Factors—Risks Related to our Business and Industry - We may be inadequately insured against losses and liabilities arising from its operations.” on page 24);

●

We may be exposed to risks in relation to compliance standards. - (See “Risk Factors—Risks Related to our Business and Industry - We may be exposed to risks in relation to compliance standards.” on page 25);

●

We may be exposed to risks relating to our computer hardware system and data storage. - (See “Risk Factors—Risks Related to our Business and Industry - We may be exposed to risks relating to our computer hardware system and data storage” on page 25);

●

Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances. - (See “Risk Factors—Risks Related to our Business and Industry - Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances” on page 25);

●

We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed. - (See “Risk Factors—Risks Related to our Business and Industry - We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed” on page 25);

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●

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. - (See “Risk Factors—Risks Related to our Business and Industry - If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.” on page 25);

●

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition.” on page 26);

●

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares” on page 26);

●	Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably” on page 27);

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●	There are political risks associated with conducting business in Hong Kong. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - There are political risks associated with conducting business in Hong Kong.” on page 27);
●	Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong and other markets where the majority of our Operating Subsidiary’s customers reside. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong and other markets where the majority of our Operating Subsidiary’s customers reside” on page 28);
●	The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which could have a material and adverse effect on the business. - (See “Risk Factors— Risks Relating to Doing Business in Hong Kong - The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business” on page 28);
●	The PCAOB’s HFCAA Determination report that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. (See “Risk Factors— Risks Relating to Doing Business in Hong Kong - The PCAOB’s Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors” on page 29);
●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries. (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries.” on page 30);
●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. - (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 30);
●	The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA.- (See “Risk Factors—Risks Relating to Doing Business in Hong Kong - The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA” on page 32);
●	We are selling this offering without an underwriter and may be unable to sell any shares. (See “We are selling this offering without an underwriter and may be unable to sell any shares.” on page 32);
●	The trading price for our Ordinary Shares may fluctuate significantly. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The trading price for our Ordinary Shares may fluctuate significantly” on page 32);
●	We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.” on page 32);
●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors” on page 33);
●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.” on page 34);
●	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.” on page 34);

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●	Short selling may drive down the market price of our Ordinary Shares. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Short selling may drive down the market price of our Ordinary Shares.” on page 35);
●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.” on page 35);
●	Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.” on page 35);
●	You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price” on page 35);
●	If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences” on page 35);
●	Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.” on page 36);
●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.” on page 36);
●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.” on page 37);
●	Certain judgments obtained against us by our shareholders may not be enforceable. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - Certain judgments obtained against us by our shareholders may not be enforceable.” on page 37);
●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” on page 38);
●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies. - (See “Risk Factors—Risks Relating to Our Securities and this Offering – We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.” on page 36);
●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.” on page 38);
●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. - (See “Risk Factors—Risks Relating to Our Securities and this Offering - The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.” on page 38).

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Holding Foreign Companies Accountable Act

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibitions described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

Our predecessor auditor, KCCW, the independent registered public accounting firm that issued the audit report included in or incorporated into this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess KCCW’s compliance with applicable professional standards. The Company appointed JSA effective from March 8, 2024 as the Company’s auditors. JSA is headquartered in Malaysia and is a firm registered with the PCAOB and has been inspected by the PCAOB on a regular basis, with the last inspection in January 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. See “Risk Factors — Risks Relating to Securities and this Offering — The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation. “Our Ordinary Shares may be prohibited from being traded on a national exchange under the HFCA Act, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for three consecutive years, or two years if the U.S. House of Representatives passes the bill discussed above and such bill is signed into law, reducing the number of years from three to two. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 37. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. It includes three provisions that, if abided by, would grant the PCAOB complete access for the first time: (1) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates – without consultation with, nor input from, Chinese authorities; (2) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB- registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

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Implications of Being a Holding Company

As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. We are not prohibited by the laws of the Cayman Islands to provide funding to our subsidiaries incorporated in Hong Kong and Singapore through loans or capital contributions without restrictions on the amount of the funds. Our subsidiaries are permitted under the respective laws of their place of incorporation to provide funding to us through dividend distribution without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, if any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. See “Risk Factors – Risk Related to Doing Business in Hong Kong - The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business” on page 25.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the holding company is an overseas entity is being Roma Green Finance Limited, a Cayman Islands company. See “Our Business — History of the Company” and “Our Business — Corporate Structure” for additional details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of Hong Kong, the BVI and the Cayman Islands. After investors’ funds enter Roma Green Finance Limited, the funds can be directly transferred to Lucky Time. Lucky Time can then transfer the funds to RRA. RRA can then transfer the funds to Roma (S).

If the Company intends to distribute dividends, Roma (S) will transfer the dividends to RRA in accordance with the laws of Singapore. RRA will transfer the funds to Lucky Time in accordance with the laws and regulations of Hong Kong. Lucky Time will transfer the funds to the Company in accordance with the laws of the BVI. The Company will then transfer the dividends to all of its shareholders respectively in proportion to the Ordinary Shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3. Neither the Company nor any of its Operating Subsidiaries or Subsidiaries have paid dividends or made distributions to U.S. investors. No funds have been transferred by any of the holding companies to their respective Operating Subsidiaries or Subsidiaries for the fiscal years ended March 31, 2022, March 31, 2023 and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries or Subsidiaries via capital contribution or shareholder loans, as the case may be.

4. Our Hong Kong Operating Subsidiary’s ability to distribute dividends is based upon their distributable earnings. The Companies Ordinance of Hong Kong permits our Hong Kong Operating Subsidiary to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with applicable accounting standards and regulations.

As of the date of this prospectus, the Company and the Operating Subsidiaries have not distributed any earnings, nor do they have any plan to distribute earnings in the foreseeable future. As of the date of this prospectus, none of the Operating Subsidiaries have made any dividends or distributions to the Company and the Company has not made any dividends or distributions to the Company’s shareholders or U.S. investors. The Company intends to keep any future earnings to finance business operations, and does not anticipate that any cash dividends will be paid in the foreseeable future.

Recent Regulatory Development in the PRC

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on certain activities in the securities market, enhancing supervision over Chinese-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

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On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross- border oversight of law-enforcement and judicial cooperation, to enhance supervision over Chinese-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (i) such processing is for the purpose of providing products or services for natural persons within China, (ii) such processing is to analyze or evaluate the behavior of natural persons within China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, replacing the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must undergo a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. However, since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital market activities, or future changes in this regulatory regime. We cannot be certain that the competent PRC authority will not take a view that is contrary to ours.

Our principal operating subsidiary in Hong Kong, RRA, may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) RRA is incorporated in Hong Kong and is located in Hong Kong, (ii) we have no subsidiary, VIE structure or any direct operations in mainland China, and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations to have an impact on our business, operations or this offering, as we do not believe that RRA would be deemed to be an “Operator” that is required to file for cybersecurity review before listing in the United States, because (i) RRA was incorporated in Hong Kong and operate in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations remains unclear whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, RRA has in aggregate collected and stored personal information of less than one million users; (iii) all of the data RRA has collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, RRA has not been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, given that (i) the Company currently does not have, nor do it currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a VIE structure with any entity in the PRC; (ii) it is not controlled by any PRC entity or individual; (iii) it does not have any operation in the PRC, nor does it have any partnership or cooperation with any PRC entity or individual; (iv) it currently does not have, nor does it plan to have, any investment, such as owning or leasing any asset, in the PRC; (v) none of the senior managers in charge of the business operations and management are citizens of the PRC or domiciled in mainland China; and (vi) no revenue of the Company is generated from the PRC, this offering shall not be deemed as a domestic enterprise that indirectly offer or list securities on an overseas stock exchange, nor does it requires filing or approvals from the CSRC.

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Further, as of the date of this prospectus, in the opinion of our PRC legal counsel, Guangdong Wesley Law Firm, the Company is not considered a domestic enterprise under the Trial Measures and the Trial Measures do not apply to the Company, and this offering and its continued listing on NASDAQ does not require fulfilling the filing procedure to the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we or our Operating Subsidiaries inadvertently conclude that such approvals are not required, we may be required to make corrections, be given a warning, be fined between RMB 1 million and RMB 10 million, warn the responsible person and impose a fine of not less than RMB 500,000 but not more than RMB 5 million, fine the controlling shareholder not less than RMB 1 million but not more than RMB 10 million, prevent the Company from entering the securities market and our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. Our Group may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Moreover, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of RRA and its abilities to accept foreign investments and the continued listing of our Ordinary Shares on U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and become applicable to RRA, if RRA is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to RRA, the business operation of RRA and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and RRA becomes subject to the CAC or CSRC review, we cannot assure you that RRA will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. RRA may be required to incur substantial costs and expenses in order to ensure compliance with the rules and regulations of the CAC or CSRC reviews. If RRA fails to receive or maintain such permissions or if the required approvals are denied, RRA may be required to cease its business operations until such permissions or approvals are obtained and may, if it continues to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. For further information, see “Risk Factors – Risks Related to Our Securities and This Offering.”

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the Chinese government or authorities in Hong Kong may take in this regard.

Should the Chinese government choose to exercise significant oversight and discretion over the conduct of our Hong Kong Operating Subsidiary’s business, it may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our Hong Kong Operating Subsidiary’s operations;

●	could hinder our ability to continue to offer securities to investors; and

●	may cause the value of our Ordinary Shares to significantly decline in value or become worthless.

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As of the date of this prospectus, in the opinion of our Hong Kong legal counsel, Robertsons, we are not required to obtain permissions from any Hong Kong authorities to issue our Ordinary Shares to foreign investors; and in the opinion of our PRC legal counsel, we are not subject to permission requirements from the PRC authorities, including the CSRC and the CAC to approve the operations of our Hong Kong Operating Subsidiary and offer our securities being registered to foreign investors. We have obtained our business registration certificate from the Business Registration Office of the Inland Revenue Department in Hong Kong. We have not received or been denied such permissions by any PRC authorities. In the opinion of our Hong Kong and PRC counsel, we are also currently not required to obtain any pre-approval from Chinese authorities (including those in Hong Kong) to be listed on a U.S. stock exchange, including the NASDAQ. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. Because we do not conduct operating activities in the PRC, as of the date of this prospectus, we do not believe that we are required to seek approval from the CSRC, CAC or any other governmental agency to offer the Ordinary Shares for sale in the offering herein. In the event that we inadvertently conclude that such permissions or approvals from the PRC or Hong Kong authorities are not required, or in the event that applicable laws, regulations or interpretations change, we may be required to obtain such permissions or approvals in the future. Further, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continued to be listed on a U.S. exchange, which would materially affect the interest of our investors. Further, if we were required to obtain additional approvals to conduct our Operating Subsidiaries operations and if we failed to receive or maintain such permissions or if the required approvals are denied, our Operating Subsidiaries may be required to cease their business operations until such permissions or approvals are obtained and may, if they continue to operate without such permissions or approvals, become subject to fines and other penalties which may have a material adverse effect on our Operating Subsidiaries’ business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Ordinary Shares or possibly delisting. See “Risk Factors – Risks Related to Doing Business in Hong Kong – We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 27 of this prospectus.

Corporate Information

We were incorporated in the Cayman Islands on April 11, 2022. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong. Our telephone number at this location is +852 2529 6878. Our principal website address is www.romaesg.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, assuming the sale of all the Ordinary Shares hereunder and excluding the exercise of the Common Warrants, Top Elect, our controlling shareholder, will be the beneficial owner of an aggregate of 6,071,104 Ordinary Shares, which will represent 22.85% of the then total issued and outstanding Ordinary Shares. As a result, we will no longer remain a “controlled company” within the meaning of the Nasdaq Stock Market Rules. In the event we no longer qualify as a foreign private issuer, we intend to rely on, certain exemptions from the corporate governance listing requirements of the Nasdaq Markets. We will have 59,564,571 Ordinary Shares issued and outstanding assuming all the Common Warrants are exercised, and To Elect will be the beneficial owner of an aggregate 6,071,104 Ordinary Shares, which will represent 10.19% of the then total issued and outstanding Ordinary Shares.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior March 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

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Implications of Being a Foreign Private Issuer

We currently report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Markets. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. We rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Markets, such that a majority of the directors on our Board of Directors are not required to be independent directors, our audit committee is not required to have a minimum of three members and neither our compensation committee nor our nomination committee is required to be comprised entirely of independent directors.

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The Offering

Ordinary Shares offered by us	Up to 44,000,000 Ordinary Shares in aggregate represented by (i) up to 11,000,000 Ordinary Shares at an assumed fixed offering price of US$0.60 per Ordinary Share during the duration of the offering, which is the same as the last reported sale price of our Ordinary Shares on Nasdaq on February 26, 2025; and (ii) Common Warrants to purchase up to 33,000,000 Ordinary Shares. Each Ordinary Share will be sold together with three Common Warrants.

Assumed public offering price	The Ordinary Shares are offered at an assumed public offering price of US$0.60 per Ordinary Share. The exercise price per Common Warrant is US$0.01.

Best efforts offering

We are offering the Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering but may undertake one or more closings on a rolling basis. The offering will be terminated after 90 days of the effectiveness of this registration statement, provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Ordinary Shares issued and outstanding immediately after this offering, assuming the sale of all of the Ordinary Shares offered in this Offering

26,564,571 Ordinary Shares, excluding the 33,000,000 Ordinary Shares underlying the Common Warrants. This is based upon 15,564,571 Ordinary Shares issued and outstanding as of the data of this prospectus.

59.564.571 Ordinary Shares, including the 33,000,000 Ordinary Shares underlying the Common Warrants. This is based upon 15,564,571 Ordinary Shares issued and outstanding as of the data of this prospectus.

Common Warrants	Each Ordinary Share will be sold together with three Common Warrants. Each Common Warrant has an exercise price per share equal to 1.6% of the public offering price of the shares in this offering; the Common Warrant expires on the third anniversary of the initial exercise date. This offering also relates to the Common Warrants sold in this offering, and the Ordinary Shares issuable upon exercise of any Common Warrants sold in this offering.

Use of proceeds

Based on an assumed public offering price of US$0.60 per Ordinary Share, we estimate that we will receive net proceeds of approximately $836,010 from this offering, excluding the exercise price for the Common Warrants, assuming the sales of all of the securities we are offering, after deducting estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for strengthening brand and marketing, making investment in ESG and green environmental related projects and working capital. See “Use of Proceeds”.

Risk factors	Investing in our Ordinary Shares involves high degree of risks. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ROMA”. There is no established public trading market for the Common Warrants. We do not intend to apply for a listing of the Common Warrants on any national securities exchange or other nationally recognized trading system and we do not expect a market to develop.

Transfer Agent	VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK.

Trading symbol	ROMA

Payment and Settlement	We expect that the delivery of the Ordinary Shares for the initial closing will be against payment therefor will occur within two business days of the purchase of the Ordinary Shares.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our revenues, operating income and cash flows are likely to fluctuate.

We experienced fluctuations in our revenues and cost structure and the resulting operating income and cash flows during the two years ended March 31, 2024 and 2023 and the six months ended September 30, 2024. We may experience fluctuations in our financial results for reasons that may include: (i) the types and complexity, number, size, timing and duration of client engagements; (ii) the timing of revenue recognition under U.S. GAAP; (iii) increase in labor costs; (iv) the geographic locations of our clients or the locations where services are rendered; (v) fee arrangements, including the opportunity and ability to successfully reach milestones and complete, and collect success fees and other outcome-contingent or performance-based fees; (vi) changes in the frequency and complexity of government and/or regulatory body activities; (vii) fee adjustments upon the renewal of expired or extended service contracts or acceptance of new clients due to the adjusted scope per our refined business strategy, and (viii) economic factors beyond our control.

We incurred net losses for the years ended March 31, 2024 and March 31, 2023 and the six months ended September 30, 2024 and may be unable to generate sufficient operating cash flows and working capital to continue as a going concern. Failure to manage our liquidity and cash flows may materially and adversely affect our financial condition and results of operations.

We incurred net losses of HK$5,840,256 (US$748,749) and HK$1,009,295 (US$129,397) for the years ended March 31, 2024 and 2023, respectively and HK$17,354,044 (US$2,224,878) during the six months ended September 30, 2024. We had net cash generated cash flows (used in) provided by from operating activities of HK$(25,052,544) (US$(3,211,864)) and HK$546,611 (US$70,078) during the years ended March 31, 2024 and 2023, respectively. We can offer no assurance that we will operate profitably or that we will generate positive cash flows in the future, given our substantial expenses in relation to our revenue at this stage of our Company. Inability to collect our accounts receivable in a timely and sufficient manner, or the inability to offset our expenses with adequate revenue, may adversely affect our liquidity, financial condition and results of operations. Our accounts receivable are written off to the extent that there is no realistic prospect of recovery, which is generally after all means of collection have been exhausted and no alternative payment arrangement could be agreed between both parties. The provision for impairment on accounts receivable are estimated by reference to past default experience of the debtor and current market condition in relation to each debtor’s exposure. The provision for impairment on accounts receivable also incorporates forward looking information with reference to general macroeconomic conditions that may affect the ability of the debtors to settle receivables. Although we believe that our cash on hand and anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case.

If and when we are unable to generate sufficient cash flows from operations to meet our working capital requirements and various operating needs, we may need to raise additional funds for our operations and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may be unable to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations. If we are unable to achieve or maintain profitability, the market price of our shares may significantly decrease. In the event that the Company requires additional funding to finance its operations, the Company’s controlling shareholder has indicated his intent and ability to provide reasonable financial support, however, there is no assurance such funding will be available when the Company needs it in the future.

We rely on our management team and other key personnel in operating our business.

Our success relies, to a significant extent, on the experience and knowledge of our professional staff and senior management. Luk Huen Ling Claire, Koh Chuan Yong and Lam Hing Fat will have primary responsibility for overseeing the operations of our Group. If Luk Huen Ling Claire, Koh Chuan Yong or Lam Hing Fat were no longer serving as executive officers of the Company for whatever reason, the Group’s operations and financial performance could be adversely affected. We do not carry key person life insurance on Luk Huen Ling Claire, Koh Chuan Yong or Lam Hing Fat. Further, there can be no assurances that other staff and executive management will not leave our Company, nor can we prevent them from establishing businesses in competition with our Group. It may be costly and time-consuming to find suitable replacements for our Group’s key personnel, particularly experienced in the ESG industry and internal control advisory as suitable candidates are scarce in the market. The loss of the services of one or more members of our Group’s key personnel due to their departure or other reasons, if our Group fails to replace any vacancy by recruiting new competent personnel with relevant experience and knowledge in the market, and/or employees leaving and setting up business in competition with our Group could adversely and significantly affect our Group’s operation and financial position.

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Our revenues are unpredictable due to the nature of our business.

Our Group’s revenue is generated from the provision of services on a project-by-project basis and is subject to the size of the project and the scope of services rendered. In addition, terms and conditions of each mandate including its payment schedule are generally negotiated and determined at arm’s length with our Group’s clients on a project-by-project basis.

Given that our revenue is non-recurring in nature, our revenue and profitability are unpredictable. In addition, in respect of any mandate that has been or will be signed by our Group, there is also no assurance that the project will be completed pursuant to the terms and conditions of such mandate. If a project cannot be completed after a substantial amount of time and effort having been spent by our Group, or if our Group is unable to secure mandates with adequate costs coverage commensurate with the work to be done by us, our revenue and profitability will be adversely affected.

We have a limited operating history and our future revenue and profits are subject to uncertainties.

RRA was incorporated with limited liability in Hong Kong on August 2, 2018 and Roma (S) was incorporated as a limited company in Singapore on January 3, 2022. Our Group has a relatively short operating history upon which an evaluation of its prospects and profitability can be based. Such prospects and profitability must be considered in light of the risks, uncertainties, expenses and difficulties encountered by any new company. Such risks and uncertainties may affect our ability to (i) develop and maintain a wide range of environmental, social and governance services for its clients; (ii) increase market acceptance of our services; and (iii) compete with other services providers which provide same or similar services to that of our Group. Our limited operating history makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in Hong Kong and Singapore.

We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries.

As part of our business strategies and future plans, we intend to expand our Operating Subsidiaries operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiaries business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiaries services and business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for their services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans for our Operating Subsidiaries business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiaries’ operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiaries fail to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operations and prospects may be adversely affected.

Possible adverse impact on our business as a result of a loss of business reputation or negative publicity due to, among others, substandard quality of work or reports.

As a professional services firm, our ability to secure new projects depends heavily upon its reputation and the reputation of its professional team. Negative publicity associated with our Group or our professional team, including failure to meet clients’ expectations or misconduct by our professional team, could result in loss of clients or increased difficulty in soliciting new clients and projects. In the event that, (i) any client or authority is not satisfied with the quality of work or reports prepared by us; (ii) there is any delay in completing the transactions because of the substandard quality of work performed by us; (iii) any party raises any complaints regarding the quality of our work or reports; or (iv) any authority or regulator rejecting the work performed or reports prepared by us which comes to the attention of the public and/or its existing and/or potential clients, the business reputation and branding of our Group may be adversely affected. Similarly, referral by our Group’s former or current clients is one of the sources of business for our Group. If any client has doubts on our quality of work or that of our professional team, such could impair our ability to secure new clients and projects through referral, which will result in an adverse effect on our business, growth prospects and results of operations and/or financial condition.

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In general, we do not enter into long-term contracts with our clients, which may expose us to potential uncertainty with respect to its revenue from time to time.

During the two years ended March 31, 2024 and 2023 and during the six months ended September 30, 2024, our revenue was derived mainly from companies listed on the HKSE. Most of the clients engage us to perform various non-recurring environmental, social and governance services in accordance with their respective business development plans and corporate activities and compliance requirements. Management believes that it is a market practice that these companies tend not to enter into any long-term agreement or commitment with any such service providers. There is no assurance that our clients will continue retaining us to provide environmental, social and governance services in the future. Should our Group fail to be awarded new projects in the future, our operations and results would be adversely affected.

We are subject to potential exposure to professional liabilities.

Our environmental, social and governance services normally involve providing professional advice and professional reports to our clients. A client, who relies on our professional advice and professional reports, suffers loss as a result of us having been negligent in providing such services, could claim compensation from us. Management considers that the main business risk associated with environmental, social and governance services is the possible claims or lawsuits arising from professional negligence, misconduct and fraudulent acts. During the years ended March 31, 2024 and 2023 and during the six months ended September 30, 2024, it was a common term in all of our mandates with clients that our liability in connection with services to be provided would be limited to the amount of fees received by us under the relevant mandates.

Internal control measures have been adopted by us to mitigate the risk arising from professional negligence, misconduct and fraudulent acts caused by our employees and to ensure that all projects are performed with up-to-standard quality in accordance with the relevant standards, for the purpose of limiting its exposure to professional liability. In spite of the internal control measures adopted by us, there is no assurance that these measures can completely eliminate professional negligence, misconduct and/or fraudulent acts caused by our employees. If we experience any event of professional negligence, misconduct and/or fraudulent acts, we could be exposed to liabilities, such as claims and/or lawsuits. It may also have an adverse impact on our financial position and reputation. Since its establishment and up to September 30, 2024, we have not been subject to nor received any claims resulting from services provided to its clients.

We may be adversely affected by the losses or liabilities arising from misstatement or leakage of confidential information handled by us.

From time to time, we handle important and price-sensitive information for both listed companies and private entities in providing services to its clients. We required all of our employees to comply with our control procedures to protect the confidentiality of its client’s information. However, there is no assurance that the procedures can completely eliminate mis- statement or leakage of its clients’ confidential information. If we experience any mis-statement or leakage of confidential information of its clients, we could be exposed to liabilities, such as complaints and/or claims, which may have an adverse impact on our financial position and reputation.

Our business may face risks of clients’ default on payment.

Some of our clients are businesses experiencing or being exposed to potential financial distress, facing complex challenges, being involved in litigation or regulatory proceedings, or facing foreclosure of collateral or liquidation of assets. The aforementioned situations may become increasingly prevalent among our existing and potential clients in light of the current uncertain micro-economic conditions and/or potential economic slowdowns or recession. Such clients may have insufficient funds to continue operations or to pay for our services.

We generally offer a fixed fee arrangement on our fees. Our failure to manage the engagements efficiently or collect the fees could expose us to a greater risk of loss on such engagements. Providing services to clients that do not correlate to actual costs incurred may negatively impact our profitability on such engagements and adversely affect the financial results of our business. We treat the outstanding fees that we are unable to collect based on objective evidence as write-offs and will not adjust or accept renegotiation. The provision for impairment on accounts receivable are estimated by reference to past default experience of the debtor and current market condition in relation to each debtor’s exposure. The provision for impairment on accounts receivable also incorporates forward looking information with reference to general macroeconomic conditions that may affect the ability of the debtors to settle receivables. Our fees set forth in existing service contracts are not negotiable and may not be adjusted even if fee collection is not probable. Management periodically monitors the outstanding fees, making an effort to timely collect outstanding fees and reviews the adequacy of write-offs to minimize the impact of the potential payment defaults. The collection rate was over 85% and approximately HK$0.1 million was written-off historically.

We may be inadequately insured against losses and liabilities arising from our operations.

We are not subject to any professional insurance requirement under the existing regulatory environment. Management believes that it is an industry norm or a common practice for local service providers such as ourselves in Hong Kong not to take out insurance coverage for potential liability arising from professional negligence, fraud or employee misconduct. In the event that there is any claim against us for damages that is not covered by our business insurance, we will consider making relevant provision for the contingent liabilities in its financial statements.

Any claims relating to professional negligence, misconduct and/or fraudulent act may lead to legal and/or other proceedings and may result in substantial costs and diversion of resources and management’s attention. Any imposition of liability on us or any substantial claim against us for professional negligence, misconduct and fraudulent acts may adversely affect our business and financial position.

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We may be exposed to risks in relation to compliance standards.

Certain types of reports which we prepare are used by our clients for the purpose of their compliance with regulations and/or requirements under the Main Board Listing Rules, the GEM Listing Rules and/or internationally recognized codes and/or standards. Compliance standards in relation to regulations and/or requirements may also change from time to time. New regulations and/or requirements and/or changes in the interpretation of existing regulations or requirements may escalate the compliance costs for us or limit our ability to provide these services such that our profitability in the provisions of advisory services may be affected. Any failure to comply with the regulations and/or requirements may also result in failure to issue reports and thereby affect our financial performance.

We may be exposed to risks relating to our computer hardware system and data storage.

We have maintained a 24-hour standby information technology support for our computer hardware and data storage. The data center and the computer server of our Group are currently located at our premises with restricted access to authorized persons such as senior management and/or the information technology supporting staff. However, there is no assurance that we have sufficient ability to protect the computer hardware and data storage from all possible damage including but not limited to acts of nature, telecommunications breakdown, electricity failure or similar unexpected events. We neither maintain any off-site computer hardware center and servers nor have any facilities to back up all the data in the event of physical breakdown and damage of all these computer hardware and data. We do not take out any insurance to protect us from all the associated risks. As such, any damage to our computer hardware and data will cause business interruption to our Group and thus will directly and adversely affect the operating performance of our Group.

Our network computer system is vulnerable to the attack of computer virus, worms, trojan horses, hackers or other similar computer network disruptive problems. Any failure in safeguarding the computer network system from these disruptive problems will cause the breakdown of the computer network system and leakage of confidential information of our Group and our clients. Although we have installed computer antivirus software and a network router to protect the network system and has been relying on third party authentication technology to facilitate the transmission of confidential information, there is no assurance that our computer network system is absolutely secured. Any failure in the protection of computer network system from external threat may cause disruption of our operation and may damage our reputation for any breach of confidentiality to our clients and in turn may indirectly adversely affect our business operation and performance. During the years ended March 31, 2024 and 2023 and during the six months ended September 30, 2023, we did not experience any breakdown in our computer network system or breach of confidentiality.

Our Group’s business may be adversely affected by the downturn of Hong Kong’s economy or stock market owing to unforeseen circumstances.

Since nearly all of our revenue is derived from Hong Kong, our business and results of operations are affected by the overall performance of the Hong Kong economy which is influenced by factors including, inter alia, local and international economic and political conditions, general market sentiment, changes in the regulatory environment and fluctuations in interest rates. Unforeseen circumstances such as economic downturn or natural disaster which are beyond our control may affect its business. Likewise, any prolonged downturn in the stock market may lead to a reduction in mergers and acquisitions, initial public offerings and/or other corporate activities, which may adversely affect the volume of our business and profitability. Any such unforeseen circumstances may adversely affect the operations and financial performance of our Group in a material respect.

We may be adversely affected by changes in the laws and regulations governing our customers and the stock exchanges in which they are listed.

For the two years ended March 31, 2024 and the six months ended September 30, 2024, a majority of our clients are companies listed on HKSE, which are subject to all the applicable laws and regulations, including but not limited to, the Main Board Listing Rules and the GEM Listing Rules.

Should the Main Board Listing Rules and/or the GEM Listing Rules and/or any other regulations regarding disclosure and/or compliance relating to environmental, social and governance be amended in such a way that the scope of work or extent of disclosures regarding environmental, social and governance change materially or our services are greatly reduced, the volume of our business and profitability may be adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to January 11, 2024, we were a private company with limited accounting personnel. Furthermore, our management had not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

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Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

We are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, being a public company, our reporting obligations may place a significant burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

Risks Relating to Doing Business in Hong Kong

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong Operating Subsidiary’s business and financial condition.

Our Hong Kong Operating Subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong Operating Subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong Operating Subsidiary’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the Ordinary Shares.

Our operations are primarily located in Hong Kong and some of our clients are PRC companies that have shareholders or directors that are PRC individuals and some of our clients are Hong Kong listed entities that have shareholders or directors that are PRC individuals. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

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●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong Operating Subsidiary’s operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong Operating Subsidiary’s cost of operations.

The Chinese government may intervene or influence our Hong Kong Operating Subsidiary’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Hong Kong Operating Subsidiary’s operations and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong Operating Subsidiary’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong Operating Subsidiary’s business operations, this offering and our reputation, and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Ordinary Shares could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

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Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in markets where the majority of our Operating Subsidiary’s customers reside.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on our Operating Subsidiaries and their customers, our Operating Subsidiaries’ service providers and their other partners. International trade disputes could result in tariffs and other protectionist measures, which may materially and adversely affect our Operating Subsidiaries’ business.

Political uncertainty, such as the recent invasion by Russia in Ukraine, and surrounding international trade disputes and their potential of escalation to trade wars and global recession, could have a negative effect on customer confidence, which could materially and adversely affect our Operating Subsidiaries’ business. Our Operating Subsidiary’s may also have access to fewer business opportunities, and their operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China, including those sanctions imposed by the United States and other countries on Russia, and that affect trade relations may cause global economic turmoil and potentially have a negative impact on our Operating Subsidiaries’ markets, its business, or results of operations, as well as the financial condition of its customers. We cannot provide any assurances as to whether such actions will occur or the form that they may take.

The Company may rely on dividends and other distributions on equity paid by the Operating Subsidiaries to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which on the ability of the Operating Subsidiaries to make payments to the Company could have a material and adverse effect on the business.

Within our structure, funds from foreign investors can be directly transferred to our Hong Kong or Singapore subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Hong Kong and Singapore through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of Hong Kong and Singapore (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or our Operating Subsidiaries to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong. Any limitation on the ability of the Operating Subsidiaries to distribute dividends or other payments to the Company could materially and adversely limit the ability to grow, make investments or acquisitions that could be beneficial to the businesses, pay dividends or otherwise fund and conduct the business.

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The PCAOB determinations provides that if the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The HFCA Act, which was enacted on December 18, 2020, states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the Senate passed the AHFCAA which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act, Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

Our auditor, JSA is registered with the PCAOB and subject to inspections by the PCAOB on a regular basis with the last inspection in January 2024. JSA’s office is located in Malaysia. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. However, to the extent that our auditor’s work papers may, in the future, become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of our auditors’ work papers in China would make it more difficult to evaluate the effectiveness of our auditor’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. As a result, our investors may be deprived of the benefits of the PCAOB’s oversight of our auditor through such inspections and they may lose confidence in our reported financial information and procedures and the quality of our financial statements. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Further, the United States Senate passed the Accelerated Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

During the prior fiscal years ended March 31, 2024 and 2023, including through the date of this prospectus, our auditor does not have any documentation related to their audit reports located in China. However, to the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company may be located in China, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

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On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

If we change auditors and they are subsequently located in China or Hong Kong and the PCAOB is unable to inspect or investigate completely our auditor, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including one of our Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong Operating Subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross- border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which will take effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

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RRA may collect and store certain data (including certain personal information) from our clients, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering).

These statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of RRA, its abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to RRA, if RRA is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the United States, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to RRA, the business operations of RRA and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If RRA becomes subject to the CAC or CSRC review, we cannot assure you that RRA will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, RRA may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which will come into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to RRA. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Ordinary Shares or possibly delisting.

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The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to RRA.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, result in uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Risks Related to Our Securities and This Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-directed, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and members of the board of directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

An active trading market for our Ordinary Shares may not be maintained and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be maintained. If an active public market for our Ordinary Shares is not maintained, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in the public offering was determined based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after the public offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

On May 17, 2024, the Company received a deficiency notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC notifying the Company that, for the last 31 consecutive business days, the closing bid price for the Company’s Ordinary Shares had been below the minimum of $1.00 per Ordinary Share required for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Rule”). In accordance with Nasdaq Listing Rules, the Company has 180 calendar days, or until November 13, 2024, to regain compliance with the Minimum Bid Price Rule. If at any time before November 13, 2024, the closing bid price of the Ordinary Shares is at least $1.00 per Ordinary Share for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance and the matter will be closed. If the Company does not regain compliance with the Minimum Bid Price Rule by November 13, 2024, the Company may be eligible for an additional 180 day calendar period to regain compliance or be subject to delisting. To qualify for the additional time, the Company will be required to meet the continued listing requirements regarding the market value of publicly held Ordinary Shares and all other initial listing standards, except for the minimum bid price requirement. In addition, the Company will be required to notify Nasdaq of its intent to cure the deficiency by effecting a reverse stock split, if necessary, during the additional compliance period.

Further, in order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

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●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiaries’ operations, including the following:

●	fluctuations in our Operating Subsidiaries’ revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 15,564,571 issued and Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 28,564,571 Ordinary Shares issued and outstanding immediately after this offering, without taking into account of the Ordinary Shares underlying the Common Warrants. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of the Common Warrants will have no rights as holders of Ordinary Shares until such warrants are exercised.

Until you acquire Ordinary Shares upon exercise of your Common Warrants, you will have no rights with respect to the Ordinary Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

Holders of the Common Warrants will have no rights as holders of Ordinary Shares until such warrants are exercised.

Until you acquire Ordinary Shares upon exercise of your Common Warrants, you will have no rights with respect to the Ordinary Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a holder of shares only as to matters for which the record date occurs after the exercise date.

The Common Warrants may not have any value.

Each Common Warrant has an exercise price per share equal to 1.6% of the public offering price of Ordinary Shares in this offering and expires on the third anniversary of its initial exercise date. In the event the market price per our Ordinary Shares does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value.

The Common Warrants in this offering are speculative in nature.

The Common Warrants in this offering do not confer any rights of Ordinary Share ownership on their holders, but rather merely represent the right to acquire Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Common Warrants, if any, is uncertain and there can be no assurance that the market value of the Common Warrants will equal or exceed their imputed offering price. The Common Warrants will not be listed or quoted for trading on any market or exchange.

Provisions of the Common Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. Further, the Common Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to redeem such Common Warrants at a price described in such warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

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Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$0.069 per share, representing the difference between our as adjusted net tangible book value per share of US$0.531 per Ordinary Share as of September 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$0.60 per share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We currently intend to use the net proceeds from this offering to (i) strengthening branding and marketing to escalate our position in the industry in Hong Kong, Singapore and PRC, (ii) make investment in ESG and/or green environmental related, and

(iii) for working capital and other general corporate purposes. There can be no assurance we will use the proceeds from this offering for the purposes set forth above or that the use of proceeds will product income or increase the price of our Ordinary Shares.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves may be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Ms. Luk, an executive Director and chief executive officer, indirectly through Top Elect beneficially owns 39.01% of our issued and outstanding Ordinary Shares. Upon the completion of this offering, Ms. Luk will, through Top Elect, beneficially own 22.85% of our then issued and outstanding Ordinary Shares, assuming we sell all of the Ordinary Shares available for sale in this offering without taking into account of the exercise of the Common Warrants.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we have a fully independent audit committee, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

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Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8- K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, which are generally of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States, and provide significantly less protection to investors. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances, recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Memorandum and Articles of Association) or to obtain copies of lists of shareholders of these companies. Our directors are not required under our Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States. Further, Luk Huen Ling Claire, our Chief Executive Officer also serves a member of our board of directors. Substantially all of the assets of these persons are located outside the United States and primarily in Hong Kong, where each of our directors are located. Robertsons, our counsel as to Hong Kong law, is in the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on September 30, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and Principal Shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have incurred significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We were listed on the Nasdaq on January 11, 2024. We have and will continue to incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we are required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements has increase our legal and financial compliance costs and made some activities more time-consuming and costly. In addition, our management and other personnel has diverted attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time- consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives, all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

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On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act.

On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On June 22, 2021, the Senate passed the Accelerated Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

As more stringent criteria may be imposed, including the HFCA Act, which became law in December 2020, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued the Determination report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations.

The HFCA Act prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S law. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. However, there can be no assurance that China will abide by the Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China and that on-site inspections and investigations of firms headquartered in mainland China and Hong Kong will occur and allows for full and timely access to information.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our Ordinary Shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our Operating Subsidiaries’ operations and current assets being located in Hong Kong. All of the directors and executive officers of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any

U.S. state or territory.

We have appointed Cogency Global Inc., 122 E 42nd Street, 18th Floor, New York, New York 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non- monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands;

(e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Our Board is comprised of three directors, all executive directors are located in Hong Kong. The three directors are Luk Huen Ling Claire, Cheng Yu Pei and Wong Kai Hing. Further, Luk Huen Ling Claire, a member of our board of directors is also our Chief Executive Officer.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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USE OF PROCEEDS

Based upon an assumed fixed offering price of US$0.60 per Ordinary Share, assuming the sale of all of the Ordinary Shares in this offering, and excluding the exercise of Common Warrants, we estimate that we will receive gross proceeds from this offering of approximately US$6,600,000, and net proceeds of approximately US$6,513,939, after deducting estimated offering expenses of approximately $86,061 payable by us. However, because this is a best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, and the net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus.

We intend to use the net proceeds of this offering as follows, and we have ordered the specific uses of proceeds in order of priority:

(i)	30% or approximately US$2.0 million for strengthening branding and marketing to escalate our position in the industry in Hong Kong, Singapore and the PRC;

(ii)	30% or approximately US$2.0 million for making investment in ESG and green environmental related projects; and

(iii)	40% or approximately US$2.6 million for working capital and other general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis;

●	on a pro forma basis giving effect to the issuance of 3,600,000 Ordinary Shares pursuant to follow-on public offering closed on October 11, 2024; and

●

on a pro forma as adjusted basis to reflect (a) issuance of 11,000,000 Ordinary Shares offered hereby based on an assumed offering price of US$0.60 per Ordinary Share, assuming the sale of all the Ordinary Shares we are offering and excluding the 33,000,000 Ordinary Shares underlying the Common Warrants, and (ii) the application of the net proceeds after deducting estimated offering expenses payable by us

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2024
	Actual		Pro Forma		Pro Forma As adjusted

Cash and cash equivalents	US$	3,643,110	US$	3,643,110	US$	10,157,049

Shareholders’ Equity
Ordinary Shares, par value US$0.001 per share, 500,000,000 Ordinary Shares authorized, 11,964,571 Ordinary Shares issued and outstanding on an actual basis, 15,564,571 Ordinary Shares issued and outstanding on a pro forma basis; 26,564,571 Ordinary Shares issued and outstanding on a pro forma basis as-adjusted basis (assuming 11,000,000 new Ordinary Shares to be issued in this offering)	US$	11,964	US$	15,564	US$	26,564
Additional paid-in capital		10,776,967		10,776,967		17,279,906
Ordinary shares to be issued		3,600		-		-
Accumulated losses		(3,207,392)		(3,207,392)		(3,207,392)
Accumulated other comprehensive income		2,603		2,603		2,603
Total Shareholders’ (Deficit) Equity		7,587,742		7,587,742		14,101,681
Total Capitalization	US$	7,587,742	US$	7,587,742	US$	14,101,684

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DIVIDENDS AND DIVIDEND POLICY

Neither we nor our Operating Subsidiaries paid any dividend for the six months ended September 30, 2024 or the fiscal years ended March 31, 2024 and 2023.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our Operating Subsidiaries that would affect the payment or remittance of dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are not prohibited by the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiary incorporated in Hong Kong or Singapore through loans or capital contributions. Our Hong Kong Operating Subsidiary is permitted under the respective laws of Hong Kong to provide funding to us through dividend distribution without restrictions on the amount of the funds. If any of our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our Operating Subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. In relation to our Hong Kong Operating Subsidiary, there can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. During the six months ended September 30, 2024 and 2023, and the years ended March 31, 2024, and 2023, we did not declare or pay any dividends and there were no transfer of assets among us or our Operating Subsidiaries.

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DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the assumed offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after this offering.

As of September 30, 2024, the Company’s historical net tangible book value was US$7,587,742 or approximately US$0.634 per ordinary share. After giving effect to the sale of 11,000,000 Ordinary Shares in this offering by the Company at the offering price of US$0.60 per Ordinary Share, the pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately US$14,101,681, or US$0.531 per Ordinary Share. This represents an immediate decrease in pro forma as adjusted net tangible book value of US$0.103 per Ordinary Share to our existing stockholders and an immediate dilution of US$0.069 per ordinary share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per share basis to new investors.

	US$
Assumed offering price per ordinary share	US$	0.600
Historical net tangible book value per ordinary share as of September 30, 2024	US$	0.634
Decrease in pro forma net tangible book value per ordinary share	US$	(0.147)
Pro forma net tangible book value per ordinary share	US$	0.488
Increase in pro forma net tangible book value per ordinary share	US$	0.043
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering	US$	0.531
Dilution per ordinary share to new investors participating in this offering	US$	0.069

A US$0.25 increase (decrease) in the fixed offering price of US$0.60 per Ordinary Share, which is the fixed offering price set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.146, and increase (decrease) dilution to new investors by US$0.25 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated offering expenses payable by us.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summaries the consolidated financial data as of September 30, 2024, March 31, 2024 and 2023 and for the six months ended September 30, 2024 and 2023 and for the years ended March 31, 2024 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to, “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

The following table presents our selected unaudited condensed consolidated statements of operations and comprehensive loss for the six months ended September 30, 2024 and 2023.

	Six Months ended September 30,
	2023	2024	2024
	HKD	HKD	USD
Revenues, net	$5,077,922	$3,169,823	$406,388

Cost of revenue	(3,537,287)	(2,988,841)	(383,185)

Gross profit	1,540,635	180,982	23,203

Operating cost and expenses:
Sale and marketing	261,587	9,461,647	1,213,032
General and administrative	3,016,403	7,991,614	1,024,566
Total operating cost and expenses	3,277,990	17,453,261	2,237,598

Loss from operations	(1,737,355)	(17,272,279)	(2,214,395)

Other income (expense):
Interest income	735	786,952	100,891
Government grant	-	(750,000)	(96,154)
Foreign exchange loss, net	(20,190)	(31,180)	(3,997)
Sundry income	200	15,584	1,998

Total other income (expense), net	(19,255)	21,356	2,738

Loss before income taxes	(1,756,610)	(17,250,923)	(2,211,657)

Income tax expense	-	(103,121)	(13,221)

NET LOSS	$(1,756,610)	$(17,354,044)	$(2,224,878)

Other comprehensive income:
Foreign currency translation adjustment	7,439	15,809	2,027

COMPREHENSIVE LOSS	$(1,749,171)	$(17,338,235)	$(2,222,851)

Loss per share:-
- Basic	$(0.25)	$(1.48)	$(0.19)
- Diluted	$(0.25)	$(1.48)	$(0.190

Weighted average number of ordinary shares
Basic	7,127,516	11,695,407	11,695,407
Diluted	N/A	15,295,407	15,695,407

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The following table presents our selected audited consolidated statements of operations and comprehensive loss for the years ended March 31, 2024 and 2023.

	Years ended March 31,
	2023	2024	2024
	HKD	HKD	USD
Revenues, net	$13,635,605	$9,903,795	$1,269,717

Cost of revenue	(7,859,107)	(6,781,686)	(869,447)

Gross profit	5,776,498	3,122,109	400,270

Operating cost and expenses:
Sale and marketing	689,525	2,150,079	275,651
General and administrative	6,441,559	7,062,709	905,474
Total operating cost and expenses	7,131,084	9,212,788	1,181,125

Loss from operations	(1,354,586)	(6,090,679)	(780,855)

Other income (expense):
Interest income	361	179,516	23,015
Government grant	371,000	-	-
Foreign exchange loss, net	(27,599)	61,407	7,873
Other income	1,529	9,500	1,218

Total other income, net	345,291	250,423	32,106

Loss before income taxes	(1,009,295)	(5,840,256)	(748,749)

Income tax expense	(2,509)	-	-

NET LOSS	$(1,011,804)	$(5,840,256)	$(748,749)

Other comprehensive (loss) income:
Foreign currency translation adjustment	6,013	(1,440)	(185)

COMPREHENSIVE LOSS	$(1,005,791)	$(5,841,696)	$(748,934)

Loss per share:-
- Basic	$(0.15)	$(0.72)	$(0.09)
- Diluted	$(0.15)	$(0.72)	$(0.09)

Weighted average number of ordinary shares
- Basic and diluted	6,598,926	8,138,580	8,138,580

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The following table presents our selected unaudited consolidated balance sheets data as of September 30, 2024 and 2023.

	As of
	September 30, (unaudited)	September 30, (unaudited)	September 30, (unaudited)
	2023	2024	2024
	HKD	HKD	USD

ASSETS
Current assets:
Cash and cash equivalents	$143,788	$28,416,258	$3,643,110
Accounts receivable, net	1,139,522	1,321,497	169,423
Deferred offering costs	2,320,579	-	-
Prepayments	68,122	16,798,545	2,153,660
Other receivables	-	62,220	7,977
Promissory note receivables	-	17,135,198	2,196,820

Total current assets	3,672,041	63,733,718	8,170,990

Non-current assets:
Property and equipment, net	55,061	38,189	4,896
Prepayments	-	2,873,715	368,425
Total non-current assets	55,061	2,911,904	373,321

TOTAL ASSETS	$3,727,102	$66,645,622	$8,544,311

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	205,767	$205,767	$26,380
Accrued liabilities and other payable	4,010,640	1,020,047	130,775
Tax payable	-	107,531	13,787
Contract liabilities	580,854	6,127,890	785,627
Due to a director(s)	1,136,666	-	-
Total current liabilities	5,933,927	7,461,235	956,569

TOTAL LIABILITIES	5,933,927	7,461,235	956,569

Commitments and contingencies

Shareholders’ deficit:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 7,975,347 and 11,964,571 ordinary shares issued and outstanding as of September 30, 2023 and 2024	62,208	93,323	11,964
Ordinary shares to be issued	-	28,081	3,600
Additional paid-in capital	1,306,948	84,060,340	10,776,967
Subscription receivables	(9,384)	-	-
Accumulated other comprehensive income	13,372	20,302	2,603
Accumulated deficit	(3,579,969)	(25,017,659)	(3,207,392)
Total shareholders’ equity (deficit)	(2,206,825)	59,184,387	7,587,742

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,727,102	$66,645,622	$8,544,311

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The following table presents our selected audited consolidated balance sheets data as of March 31, 2024 and 2023.

	As of March 31,
	2023	2024	2024
	HKD	HKD	USD
ASSETS
Current assets:
Cash and cash equivalents	$530,206	$43,112,523	$5,527,247
Accounts receivable, net	2,664,748	1,510,284	193,626
Deferred offering costs	1,986,279	-	-
Deposits, prepayments and other receivables	375,952	14,990,889	1,921,909

Total current assets	5,557,185	59,613,696	7,642,782

Non-current assets:
Property and equipment, net	70,681	46,521	5,964
Prepayments	-	3,895,247	499,391
Total non-current assets	70,681	3,941,768	505,355

TOTAL ASSETS	$5,627,866	$63,555,464	$8,148,137

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, including related parties	$279,767	$205,767	$26,380
Contract liabilities	1,344,342	480,921	61,657
Due to related parties	560,297	1,269,266	162,726
Accrued liabilities and other payable	3,902,099	3,512,964	450,382

Total current liabilities	6,086,505	5,468,918	701,145

TOTAL LIABILITIES	6,086,505	5,468,918	701,145

Commitments and contingencies

Shareholders’ deficit:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 6,646,122 and 10,425,290 ordinary shares issued and outstanding as of March 31, 2023 and 2024	51,839	81,317	10,425
Additional paid-in capital	1,306,948	65,664,351	8,418,507
Accumulated other comprehensive (loss) income	5,933	4,493	576
Accumulated deficit	(1,823,359)	(7,663,615)	(982,516)
Total shareholders’ equity (deficit)	(458,639)	58,086,546	7,446,992

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$5,627,866	$63,555,464	$8,148,137

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the years ended March 31, 2024 and 2023, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

For our management’s discussion and analysis of financial condition and results of operations for the six months ended September 30, 2024 and 2023, please read our report of foreign private issuer on Form 6-K filed with the SEC on December 26, 2024, which is incorporated by reference into this prospectus.

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HISTORY AND CORPORATE STRUCTURE

Our Group’s history can be traced back to August 2018 when RRA was established. Since the establishment of RRA, we have been providing customized ESG and comprehensive sustainability solutions to our clients. In January 2022, we established Roma (S) to cater to the needs of our clients in Singapore for our future expansion in Asia.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Lucky Time, RRA and Roma (S).

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses. The ordinary shares began trading on January 11, 2024 on the Nasdaq Capital Market under the ticker symbol “ROMA.”

Corporate Structure

Our Company was incorporated in the Cayman Islands on April 11, 2022 under the Companies Act as an exempted company with limited liability. As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares of US$0.001 each. Lucky Time is the intermediate holding company of our Group which comprised of RRA and Roma (S).

On June 23, 2022, our Company acquired the entire issued share capital of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 Shares to his nominee, Top Elect, credited as fully paid. On October 24, 2022, our Company allotted and issued 38,622 Shares to Next Master for an aggregate consideration of US$77,244. On the same date, our Company capitalized a loan in the amount of US$90,000 due to Next Master by allotting and issuing 45,000 Shares to Next Master. Also on the same date, Next Master and Trade Expert acquired 221,567 Shares and 326,029 Shares from Top Elect for a consideration of US$443,134 and US$652,058, representing 3.33% and 4.91%, respectively, of the enlarged entire issued share capital of our Company immediately upon completion of the above. On April 6, 2023, Ms. Luk acquired all of the issued and outstanding shares of Top Elect from Mr. Cheng. On July 26, 2023, our Company allotted and issued 1,202,981 Shares to Top Elect at par, credited as fully paid, with the consideration settled by setting-off the amount due to Top Elect by the Company, and 65,206 Shares and 61,038 Shares to Trade Expert and Next Master for cash at par, respectively.

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

On October 11, 2024, the Company allotted and issued 3,600,000 Ordinary Shares at a price of US$0.351 per Ordinary Share pursuant to a follow-on offering.

The following chart sets forth our corporate structure as of the date of this prospectus.

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The following chart sets forth our corporate structure immediately after this offering assuming all 11,000,000 offering shares are subscribed by public investors.

Entities

A description of our subsidiaries is set out below.

Lucky Time Ventures Limited

Lucky Time Ventures Limited was incorporated in the BVI as a limited liability company on February 8, 2022. It is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00. Upon its incorporation, 100 fully paid ordinary shares were allotted and issued to Charleton Holdings Limited. On March 16, 2022, Mr. Cheng entered into a sale and purchase with Charleton Holdings Limited to acquire the entire issued shares of Lucky Time for a consideration of HK$1,000,000.00 and the acquisition was completed on March 30, 2022.

Pursuant to a group reorganization for the purpose of listing our Ordinary Shares on the Nasdaq, on June 23, 2022, our Company acquired the entire issued shares of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 shares in our Company to Mr. Cheng’s nominee, Top Elect, credited as fully paid.

Lucky Time does not carry on any business activities other than the holding of its shareholding interest in RRA.

Roma Risk Advisory Limited

Roma Risk Advisory Limited was incorporated in Hong Kong as a limited liability company on August 2, 2018. Upon its incorporation, one fully paid ordinary share was allotted and issued to Charleton Holdings Limited. The entire issued shares of RRA was transferred from Charleton Holdings Limited to Lucky Time on March 13, 2022 for a consideration of HK$1.00. Lucky Time was subsequently transferred to Mr. Cheng as mentioned above.

RRA carries on the business of the provision of environmental, social and governance reporting as well as other risk advisory services.

Roma Advisory Pte. Ltd.

Roma Advisory Pte. Ltd. was incorporated in Singapore as a limited liability company on January 3, 2022. Upon its incorporation, 100 fully paid ordinary shares were allotted and issued to RRA.

Roma (S) was established to carry on management consultancy services in Singapore. As at the date of this prospectus, Roma (S) has not yet generated any material business profits.

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BUSINESS

OVERVIEW

Our Mission

Our mission is to provide to our clients with a one-stop destination for high-quality and holistic sustainability and climate change related consulting services to support a more sustainable, balanced and inclusive future for our clients’ organizations and the world.

We are principally engaged in the provision of ESG, corporate governance and risk management as well as sustainability and climate change related advisory services. We were founded in 2018 and have since been providing core sustainability program development and ESG reporting services which enables corporations to comply with the applicable rules and regulations relevant to their industry and/or country. We are driven by our passion to help corporations enhance their ESG performance as a means to business sustainability. We aim to walk along the sustainability journey with our clients and provide extensive support to them at every point of the journey, from sustainability program development, to ESG reporting, climate change strategies and solutions, environmental audit etc.

We work closely with our clients to help them understand, identify, manage and overcome various business matters arising from such factors related to ESG, sustainability and climate change. We provide tailored-made sustainability solutions to meet with the client’s specific needs.

During the two fiscal years ended March 31, 2024 and up to the date of this prospectus, we served a diverse set of more than 170 clients across a wide variety of industries.

Our experienced team members include many individuals who are widely recognized as experts in their respective fields. Those professionals include CPA, CISA, CESGA, SCR and AICPA. Our team of professionals offer expertise, knowledge and experience gained from their experience on a wide and comprehensive range of services provided to a diversified field of industries of various sustainability projects.

OUR SERVICES

We provide sustainability and climate change advisory services to our clients. These services include:

Sustainability Program Development – we support our clients with sustainable corporate growth and help them to integrate sustainability-related strategies across their organization and compile a comprehensive sustainability program. Certain clients may also outsource certain aspects of their sustainability program to us for consultation and planning.

A brief description of our sustainability program development service is set out as follows:

(1)	Planning

Generally, every client has its unique and complex business and operation. Their underlying risk and opportunities, as well as potential environmental, economic and social impacts can be distinct and sensitive. Therefore, our professional team takes an individual approach to clients. Our team of experienced experts approach the clients to understand their business and industry, organizational goals and objectives, entity-specific sustainability initiatives and expectation and interest of management.

(2)	Stakeholder engagement

Our professionals assist the clients to engage their stakeholders. We work with our clients to build the optimal communication strategy, to integrate both internal and external stakeholders for our clients to understand their views and priorities in a systematic way, determine the material aspects impacting their sustainable development, as well as engage them in ESG-related discussions on existing performance and future goals.

(3)	Formation of sustainability program

We then partner with clients to incorporate the feedbacks and priorities from their stakeholders in formulating corporate sustainability initiatives and business development strategies. We help clients to identify and evaluate key strengths and weaknesses, and in turn help develop their unique and distinctive ESG program.

Our experts work closely with clients’ management to establish the governance for the corporate sustainability with clear roles and responsibilities defined for various levels of management, develop new policies and initiatives, and select relevant KPIs. We also guide our clients on process flow, data collection and internal coordination.

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(4)	Human capital management and community engagement

With the development, global awareness and commitment to the ESG landscape, organizations continue to enhance their focus on social issues, from human capital management to commitment on communities. We help our clients to build inclusive programs to attract, retain and develop talents which also cultivates a diverse, inclusive and belonging corporate culture.

Our services also include articulating the community engagement plan, which delivers clients’ purpose and corporate value to the communities in which they do business. A clear community engagement plan creates opportunities for our clients to engage with local people and demonstrate clients’ advocates on key societal issues.

ESG Reporting – we help clients build their ESG profile and support their ESG reporting in compliance with the prevalent ESG-related standard and reporting framework.

A brief description of the flow of our consulting process in ESG reporting is set out as follows:

(1)	Project kick-off

Our team of experienced experts kick start the project by understanding client’s business, corporate structure, current ESG practices and expectations of management to identify the appropriate reporting framework and standards, scope and reporting period of the ESG report to clients and allow the client to choose their preferred approach to the ESG reporting.

(2)	Stakeholder engagement

Our professionals assist the clients to identify their stakeholders including but not limited to their customers, shareholders, employees and the communities. We have structured stakeholder dialogue questionnaires and survey tools to collect the relevant requirements, expectations and interests of stakeholders to perform the subsequent assessment.

(3)	Materiality assessment and management of ESG risks and opportunities

Our team collaborates with client’ management team on conducting materiality assessment, through qualitative and quantitative analysis, to identify and evaluate material factors specific to client’s organization. Our services also provide a materiality matrix based on the results from the stakeholder engagement exercise to be included in the ESG report.

(4)	Determining the structure of ESG framework

We partner with clients to build the structure of ESG framework to assess and manage the ESG-related risks and opportunities, as well as establish the strategic growth objective and sustainable development goals.

We apply our strong technical knowledge on the analysis of clients’ distinct businesses and their related ESG risks and opportunities. Our team aims to help clients to escalate their ESG program to develop new initiatives, enhance governance, establish relevant metrics and KPIs to capture activities with an impact on ESG areas and set up ESG- related policies and performance measurements.

We provide guidance and advice to clients on establishing sustainable development targets that both address the expectation and interests of key stakeholders and be in line with the strength of the company to differentiate our clients from their peers.

(5)	ESG report compilation

Our services help our clients in developing the ESG narratives and disclosures for the ESG report based on the prevalent ESG-related standard and reporting framework. We also assist in the information collection by coordinating the cooperation with client’s representatives of individual functions and departments. We review the strategic importance of individual ESG topics and supervise the information disclosure on the ESG report with regard to their respective strategic importance. We emphasize the accuracy and transparency of the ESG reports our clients deliver.

(6)	Add-on services to ESG reporting

On the request of clients, we also provide ESG report translation services to assist client to deliver and present their ESG reports in different languages. In addition, we also provide graphic design which aligns with client’s corporate image.

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(7)	Final communication and recommendations for improvement

Our team identifies and evaluates weaknesses and present our findings and recommendations to clients’ management to enhance their ESG reporting process and monitoring of metrics and goals.

Corporate Governance and Risk Management –we deliver value-adding services to support clients in managing and enhancing their corporate governance, enterprise risk management, compliance and internal audit activities.

A brief description of our service offering in connection with corporate governance and risk management is set out as follows:

(1)	Corporate governance

Our team of experienced experts help clients design an effective and systematic corporate governance structure in compliance with regulatory requirements. We also assess the existing governance framework of clients to cope with the governance regulatory changes.

We work closely with client’s management on improving the board effectiveness and demonstrating the role of board as representative of the shareholders. Our professionals coach client’s board / board committees including developing a clear “tone from the top” and setting up their terms of reference. We also review and implement anti-fraud programs, ethics policy, change management and other monitoring and reporting processes.

(2)	Risk management

All organizations need to manage the risks that are relevant to their success. Our professionals support our clients in many aspects as follows:

-	we help our clients establish a strong risk governance and protect the value from strategic risks;
-	we assess and measure the control culture of clients;
-	we produce / enhance policies and procedures, other compliance manuals which are customized to clients’ unique requirements for them to run their risk management processes;
-	we interview clients’ management and employees to collect data and establish/update the risk register;
-	we hold risk workshops with clients’ management to facilitate them in developing organization risk profile;
-	we provide advisory services to clients on their establishing of key risk and risk appetite both on matching the enterprise-wide consistency and addressing specific needs from functions / business units;
-	we work closely with our clients in identifying, measuring, monitoring, reviewing and reporting on risks;
-	we advise clients on how to improve and get more value from their existing risk management processes; and
-	we run bespoke training on risk management and internal control to clients.

(3)	Compliance

Our compliance services offerings cover a wide range of compliance obligations clients need to comply with. Our team conducts complete assessment on client’s compliance program design and control to identify the issues and gaps within the organization. Based on the assessment results, we then provide insight and recommendations to clients and assist them in re-designing and establishing policies and processes.

We help clients assess and design compliance management system to monitor the control operation in supporting relevant regulatory and governance reporting requirements.

We partner with law firms to deliver trainings on compliance-related topics to clients’ management and employee to raise their awareness on compliance. For example, we offer anti-corruption training program for clients.

(4)	Internal audit

We provide internal audit outsourcing, co-sourcing and other advisory services.

Some organizations outsource fully or partly their internal audit function to us, as their internal audit consultant, strive to increase the value of internal audit function by the followings:

-	we understand the clients’ key business processes and their expectations of internal audit;
-	we implement the internal audit methodologies and set up performance measurement and reporting mechanisms which are tailored to each client’s needs;
-	we help clients complete the control testing and identify any weakness;
-	we provide objective process improvement advisory with an aim to enhance the effectiveness;
-	we identify the opportunities to enhance capabilities and processes;
-	we conduct operational efficiency review and support client improve their competitiveness and/or reduce costs through adoption of enhanced business processes and controls; and
-	we also provide external quality assessment services.

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Our team of professionals with extensive internal audit experiences also provide other internal audit related consulting services as follows:

-	we work with clients’ management in establishing their internal audit function and developing internal audit methodology, planning, audit plan, communication protocols, quality assurance and training for clients; and
-	we help clients to produce or enhance the policies and procedures manuals.

Climate Change Strategies and Solutions – we provide guidance and support to clients in building climate strategies which align with their climate goals and targets.

A brief description of our services in relation to climate change strategies and solutions is set out as follows:

(1)	Climate-related risks management

Our team of experts assists our clients to identify and prioritize the risks and opportunities arising from climate change through multiple intelligence collection from internal and external stakeholders. Climate risks are typically classified into two major categories: physical risks and transition risks. Drawing upon the relevant quantitative and qualitative assessments on the material risks, we support client to map the key risks with business activities and develop the framework to evaluate such climate-related impacts.

(2)	Climate change strategies development

Our team works to design and build the strategies, plans and processes to address climate-related risks and opportunities in order to help our clients to manage the impacts of climate change, respond to unexpected environmental disruption and mitigate potential transition risks and financial risks caused by policy changes, market preferences and technology development towards a low-carbon economy. Our understanding and experience in ESG enable us to provide guidance to clients on integrating the climate-related risks and opportunities into business strategies and making compelling disclosures to key stakeholder audiences.

(3)	Climate change scenario analysis

We conduct scenario analysis, quantitative, qualitative or a combination of both, to help clients effectively identify and assess the potential implications of climate-related risks and opportunities on business performance.

Environmental Audit – we provide on-site investigations on agreed upon scope with clients to meet clients’ needs on fulfilling specific environmental requirements and standards. Our team conducts assessment and audit to identify any material environmental risks and suggest mitigating actions to clients.

ESG Rating Support and Shareholder Communication – we help clients to review and improve their ESG / sustainability ratings and indices. Our services aim to help clients to articulate a compelling equity story and set up best practice investor relations strategy.

Through gap analysis against the relevant rating methodology, we identify weakness and recommend actions to clients to boost their ESG / sustainability scores and ratings. We also help clients elevate the ESG-related disclosure to achieve better ratings, demonstrate transparency and strengthen the corporate image. Our team also conducts benchmarking of clients’ sustainability performance against their peers and/or industry best practice, which in turn helps the clients to position themselves strategically.

Investors and shareholders are increasingly focusing on sustainable investing and integrating ESG / sustainability performance into their investments analysis and decision making. We work to establish policies and strategies to facilitate clients’ ongoing communication and engagement with shareholders and potential investors.

Education and Training – we deliver trainings, workshops, discussion forums on ESG and/or sustainability topics. Our team of experts also design customizable training programs across various ESG and/or sustainability objectives that are tailored to individual client’s needs and enhance their ESG skills. We also intend to establish a formal ESG academy which will offer trainings, workshops and gaming services to boost the ESG awareness of professionals and the general public (including students).

PRICING POLICY

We charge our clients an agreed-upon advisory fee, which is determined on a case-by-case basis with reference to, among others, the scope and complexity of services to be provided, intensity of project timeline, the estimated time and amount of work required by the professionals assigned to the project. Our service fee is generally payable in two installments upon the occurrence of the milestone events defined in the service contract, namely, (i) signing of the service contract; and (ii) upon delivery of draft reports and/or other deliverables.

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OUR CLIENTS

Our clients include listed companies in Hong Kong and Singapore, private companies, as well as non-governmental organizations. With ESG and sustainability becoming important for companies preparing to go public, we also have an increasing number of IPO clients who consider communicating the corporate sustainability and climate change strategies as an essential part of their listing process.

Our revenue is not dependent on any one single client. In the six months ended September 30, 2022 and 2023, our top five clients represented approximately 16.0% and 31.3% respectively, of our total revenues, with these revenues derived from over several projects.

We believe that clients retain with us because of our recognized expertise and capabilities in ESG and sustainability, as well as our reputation for satisfying clients ‘needs.

COMPETITIVE STRENGTHS

We maintain the following competitive strengths:

Comprehensive ESG / sustainability services provider — We provide all-rounded and comprehensive ESG / sustainability services to our clients to fulfil their varying needs. Each corporate has its unique ESG journey. Our team of experts guide our clients throughout each stage of their ESG journey from establishing a measurable and accountable sustainability program, developing the climate change related strategies and solutions, articulating the tailored ESG / sustainability reporting. Our comprehensive suite of services also include advisory in connection with corporate governance and risk management, which are designed to assist clients navigate challenges and opportunities across the operation and build an effective risk management and compliance program.

Our experts also assist clients in addressing other needs, including providing environmental audit, ESG rating support and shareholder communication, as well as sustainability-related education and training. We believe our capability to provide comprehensive ESG / sustainability services not only helps clients to meet their needs across the business lifecycles, but also fosters our long-term relationship with them. We have been able to maintain a high level of client retention. During the six months ended September 30, 2023, around 87% of the total clients are recurring clients.

Our experience in the provision of ESG / sustainability services to a diversified range of clients (the majority of which are listed companies in Hong Kong and Singapore) help us retain and attract more clients which will then enable us to optimize our client coverage effort, create new business opportunities and in turn generate diversified sources of revenue and maximize our revenue.

Strong client base and experience —We have a growing and diverse base of clients. We believe that market reputation and clients’ confidence in our services are indispensable to our continuous success. Our major clients are mainly listed companies in Hong Kong and Singapore as well as private companies and non-governmental organization. Since our establishment in 2018 and notwithstanding our short operating history, we have served over 170 clients. Our clients have a diverse spectrum of industry sectors including financial services, property development, property management services, pharmaceutical, manufacturing, logistics, education, natural resources and technology, media and telecom. We believe our diversified client base mitigates the negative effect to the demand for our services from those industry sectors which have cyclical behavior and are exposed to unpredictable downturns caused by fluctuations in market conditions.

Experienced management team and diversified talent pool — Our senior management team has experience and competency in ESG / sustainability, and are responsible for establishing the business strategies, leading and managing the operations, overseeing the business performance and coordinating the resources. Leveraging on the capabilities and experiences of our management team, we have been successfully expanding our service scope and client base. For details of the biographies of our management team, please refer to the section headed ‘‘Directors and senior management’’ in this prospectus.

In addition, we have a team of professional and trained staff from diverse background including but not limited to environmental management, social science and business studies. We believe our success is driven by our talents and their ability to serve as trusted consultants for our clients. Hence, our team’s diverse background and expertise are essential to supporting our clients on their different needs. Together with our senior management team, our professional staff enables us to implement our business strategies, provide quality services to clients, identify and capture business opportunities, build a long-term relationship with clients and procure new clients.

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BUSINESS STRATEGIES

Our objective is to continue to strengthen our competitive position as the preferred provider of ESG and sustainability advisory services. We seek to strengthen this position while increasing revenue, cash flow, profitability, and market share. Our key strategies to accomplish these objectives include:

Continue to increase our market penetration in Hong Kong and Singapore— Through our technical expertise and strong client relationships, we intend to increase our existing presence in the Hong Kong and Singapore markets. Many of our clients have appointed us for a specific service such as ESG reporting. As we have diversified and expanded our service offerings, and as clients have grown accustomed to our service quality, we plan to promote additional ESG / sustainability services to existing clients helping them to meet increasing expectation and concern from investors and regulators on a company’s ESG / sustainability. We also intend to deploy more resource in expanding the market in Singapore, including hiring additional experienced and professional staff and providing relevant training to our staff in Singapore office to enable them in perusing new clients and driving growth.

Expand our worldwide footprint in particular the US — We intend to replicate our success in Hong Kong and expand and build our worldwide presence in particular the US. We believe that the new global ESG-related reporting standards and regulations will continue to evolve and demand more credible corporate disclosures. The demand for ESG and sustainability services is still growing worldwide. We intend to provide our ESG / sustainability services to US-listed foreign companies located in the Asia Pacific region including but not limited to Hong Kong, Singapore, Taiwan and Malaysia with our geographic reach and our local experience with global mindset.

Recruit and Retain Professionals — Given our professionalism, our ability to recruit, develop, promote and retain talent is one of the keys to our continued success and enables us to capture market share. We expect a strong team of experienced staff equipped with relevant knowledge and good client connections helps increase our project execution capacity and provide quality services to our clients. We believe our mission and focus on supporting a more sustainable, balanced and inclusive future for our clients and the world, our strong emphasis on ownership opportunities for our staff, supporting their career development and building inclusive corporate culture creates a competitive advantage when competing for professionals. Our sustainable growth is only possible because of the ability of our people and the impact and value we made to our clients when they are facing their challenges and opportunities. We are committed to investing in our people and supporting them with tools and resources necessary to grow.

COMPETITION

The market we operate in is competitive but fragmented. There is no single or group of companies that dominate across the entire ESG and sustainability consulting market in which we carry on our business. For details of the competitive landscape of the ESG consulting service industry and the market drivers, see “Market and Industry Data”.

Competition is primarily based on service scope, pricing, professionals, service performance and client satisfaction. Our competitors may be international companies having greater brand recognition, more staff and other resources across the global than that of us. Apart from large multinational consulting firms, we also face competition from local small and medium-sized consulting services firms which offer similar range of services. Despite keen competition, we believe that our core competitive advantages, team of experts with sharing mission and the senior management’s sound leadership as more particularly set out in “Competitive Strengths” and ‘‘Business Strategies’’ have differentiate us from our competitors as a reputable ESG / sustainability consulting services provider.

In addition, the ESG / sustainability consulting service industry has barriers to entry which would make it difficult for new competitors to enter the market. For details, please see “Market and Industry Data”.

SALES AND MARKETING

In general, our projects originate from the networks of our senior management, referrals from existing clients or other business partners and direct approaches by clients. We have outsourced our sales and marketing function, to independent third party service providers of which the business development representatives attract the new clients through calls, emails and other marketing means.

As we are a relatively young company, we see the outsourcing of sales and marketing as a cost-effective way to manage our regular sales and marketing activities. Levering the client portfolio and sales network of the outsourced service provider, it allows us to reach to a larger group of potential clients and provide us with the flexibility in adjusting and re-allocating marketing expenditure. However, as we mature and grow and our database expands, we intend to take the sales and marketing aspects in- house so as to reduce outsourcing costs and to enable us to compile a larger internal database for expansion.

We also partner with law firms in organizing seminars and trainings where we share our industry knowledge, market trends and new standards and regulations, as well as introduce our services to our clients and potential clients.

We focus on investing in cost-effective marketing initiatives and will continue in evaluating the effectiveness of different marketing means in optimizing the marketing expenses allocation.

INTELLECTUAL PROPERTY

We do not have any self-owned intellectual property. On April 1, 2022, we licensed the use of three trademarks in Hong Kong in relation to the tradename “Roma” until April 1, 2023 and thereafter on a monthly basis pursuant to the terms of a license agreement.

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EMPLOYEES

People are the core of our Group. Our people help drive every aspect of our business and maintain our competitive advantage. As of March 31, 2024, we had 14 full-time employees and directors, of which 13 were located in Hong Kong and 1 was in Singapore, as compared to 16 full-time employees and directors, as of March 31, 2023, 15 were located in Hong Kong and 1 was in Singapore.

INSURANCE

We purchased business insurance which covers loss or damages arising from business interruption, certain money losses due to theft to the extent any cash is handled by the Company, physical malicious attacks against Company personnel, office contents, public liability and employee compensation. It also covers public liability and relevant employees’ compensation.

LITIGATION AND OTHER LEGAL PROCEEDINGS

As of the date hereof, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations.

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REGULATORY ENVIRONMENT

For major regulations that impact our business, please read “Item 4. Information on the Company—Regulatory Environment” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

For a description of our management, please read “Item 6. Directors, Senior Management and Employees” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our management since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors and director nominees; and
●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 15,564,571 Ordinary Shares of our Company issued and outstanding as of September 30, 2024 and with respect to the percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown. As of the date hereof, we have 4 registered shareholders of record of our Ordinary Shares.

Unless otherwise noted below, the address of each person listed on the table is Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong.

	Ordinary Shares Beneficially Owned Before this Offering		Ordinary Shares Beneficially Owned after this Offering (assuming all Ordinary Shares are sold in this offering but excluding the exercise of Common Warrants)
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named executive officer and director:
Luk Huen Ling Claire (1)	6,071,104	39.01%	6,071,104	22.85%
Mr. Lam Hing Fat	-	-	-	-

Independent non-executive director(s):
Cheng Yu-Pei	-	-	-	-
Wong Kai Hing	-	-	-	-

All executive officers, directors and director nominees as a group	6,071,104	39.01%	6,071,104	22.85%

5 % Stockholders:
Top Elect	6,071,104	39.01%	6,071,104	22.85%

(1)	Represents shares held by Top Elect, a company directly owned 100% by Ms. Luk.

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RELATED PARTY TRANSACTIONS

Related Party Transactions

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of our Company for the years ended March 31, 2024 and 2023, and six months ended September 2024, which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under Hong Kong law.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The related party of the Company with whom transactions are reported in these financial statements are as follows:

Name of Individual	Relationship with the Company
Roma Appraisals Limited (the “RAL”)	An affiliate of RRA prior to the reorganization
Top Elect Group Limited (“Top Elect”)	Related company formerly controlled by Mr. Cheng and currently controlled by Ms. Luk
Ranger Advisory Co. Limited (“Ranger”)*	Related company formerly controlled by Mr. Cheng
Kingsley Cheng King Yip (“Mr. Cheng”)*	Former director of the Company
Claire Luk	Director of the Company

* Mr. Cheng resigned as a director of the Company on April 6, 2023. As a result, Ranger ceased to be related party since April 6, 2023.

Accounts payable - related parties

	As of March 31,	As of March 31,	As of September 30,
	2023	2024	2024
	HKD	HKD	HKD
Ranger	205,767	-	-

Due to related parties

	As of March 31,	As of March 31,	As of September 30,
	2023	2024	2024
	HKD	HKD	HKD
Mr. Cheng	$501.797	$-	$-
Ms. Luk	$58.500	$1.269.266	$-

Due to related parties represent advances from its related parties for the Company’s payment for daily operating purpose. The balances are unsecured, non-interest bearing, and payable on demand.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 15,564,571 ordinary shares are issued and outstanding.

All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Amended and Restated Memorandum and Articles of Association

We have adopted an amended and restated memorandum and articles of association on September 2, 2022. The following are summaries of certain material provisions of our amended and restated memorandum and articles of association (referred to below as “our amended and restated memorandum and articles of association”) and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our amended and restated memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two- thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our amended and restated memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

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Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

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Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Our Company was incorporated in the Cayman Islands on April 11, 2022. Upon our incorporation, our Company had an authorized share capital of US$50,000 divided into 50,000,000 Ordinary Shares and one fully paid Ordinary Share was allotted and issued to Top Elect. Pursuant to a group reorganization on June 23, 2022, for the purpose of listing our Ordinary Shares on the Nasdaq, a total of 6,562,499 Ordinary Shares were allotted and issued to Top Elect, credited as fully paid in consideration of the transfer of the entire issued share capital of Lucky Times to us by Mr. Cheng. The authorized share capital was increased to US$500,000 divided into 500,000,000 Ordinary Shares with par value of US$0.001 each on September 2, 2022.

On June 23, 2022, our Company acquired the entire issued share capital of Lucky Time from Mr. Cheng in consideration of the allotment and issue of 6,562,499 Shares to his nominee, Top Elect, credited as fully paid. On October 24, 2022, our Company allotted and issued 38,622 Shares to Next Master for an aggregate consideration of US$77,244. On the same date, our Company capitalized a loan in the amount of US$90,000 due to Next Master by allotting and issuing 45,000 Shares to Next Master. Also on the same date, Next Master and Trade Expert acquired 221,567 Shares and 326,029 Shares from Top Elect for a consideration of US$443,134 and US$652,058, representing 3.33% and 4.91% of the enlarged entire issued share capital of the Company, respectively. On July 26, 2023, our Company allotted and issued 1,202,981 Shares to Top Elect at par, credited as fully paid, with the consideration settled by setting-off the amount due to Top Elect by the Company, and 65,206 Shares and 61,038 Shares to Trade Expert and Next Master for cash at par, respectively.

On January 11, 2024, the Company completed its initial public offering. In this offering, the Company issued 2,449,943 Ordinary Shares at a price of US$4.00 per share. The Company received gross proceeds in the amount of $9,799,772 prior to deducting underwriting discounts, commissions and other related expenses.

On May 10, 2024, the Company issued 1,539,281 Ordinary Shares under Roma Green Finance Limited 2024 Equity Incentive Plan.

On October 11, 2024, the Company issued 3,600,000 Ordinary Shares pursuant to a follow-on offering.

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

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Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder may) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by seventy-five percent in value of the shareholders or class of shareholders, as the case may be, with whom the arrangement is to be made or a majority in number of creditors of each class with whom the arrangement is to be made and who must in addition represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Squeeze-out Provisions

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Conyers Dill & Pearman, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be affected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposals before a general meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our current articles of association do not provide our shareholders rights to requisition a general meeting or to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company).

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated articles of association, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

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Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, assuming we sell the maximum number of shares available for sale in this offering, we will have 26,564,571 Ordinary Shares issued and outstanding, excluding the 33,000,000 Ordinary Shares underlying the Common Warrants. We will have 59,564,571 Ordinary Shares issued and outstanding assuming all the Common Warrants are exercised.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. 39.01% of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. The Company does not conduct operations in the PRC and has no PRC operating entities. Accordingly, a discussion of PRC tax regulation is not applicable. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

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If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A

U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the

U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on

(i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a

U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the

U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;
●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;
●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and
●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

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If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2019/2020 and 2018/2019. As from year of assessment of 2019/2020 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign- derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong income tax rates of 16.5% on corporations and 15.0% on individuals. Gains from sales of Ordinary Shares will be considered to be derived from or arise in Hong Kong. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

Stamp Duty

Hong Kong stamp duty, currently charged at the rate of 0.1% of the higher of the consideration for or the value of the Ordinary Shares, will be payable by the purchaser on every purchase and by the seller on every sale of Ordinary Shares. In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of shares. If one of the parties to the sale is a non- resident of Hong Kong and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 became effective on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and No estate duty clearance papers are needed for an application for a grant of representation in respect of a holder of the shares whose death occurs on or after February 11, 2006.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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DESCRIPTION OF SECRUTIES WE ARE OFFERING

We are offering up to 44,000,000 Ordinary Shares in the aggregate represented by (i) up to 11,000,000 Ordinary Shares, and (ii) Common Warrants to purchase up to 33,000,000 Ordinary Shares. We are also registering the Ordinary Shares issuable from time to time upon exercise of the Common Warrants offered hereby.

Ordinary Shares

The material terms and provisions of our Ordinary Shares and each other class of our securities which qualifies or limits our Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an assumed initial exercise price equal to $0.01 per Ordinary Share. The Common Warrants will be immediately exercisable and will expire on the third anniversary of the initial exercise date. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate proportional adjustment in the event of share dividends, share splits, subsequent rights offerings, and pro rata distributions.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, within the earlier of (i) one trading day and (ii) the number of trading days comprising the standard settlement period following the date of exercise, payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the Common Warrant to the extent that the holder, together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the number of Ordinary Shares outstanding immediately after exercise (the “Beneficial Ownership Limitation”); provided that a holder, upon notice to the Company and effective on the 61st day after the date such notice is delivered to us, may increase the Beneficial Ownership Limitation.

Cashless Exercise

The Common Warrants may also be exercised, in whole or in part, at such time by means of “cashless exercise” in which the holder shall be entitled to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the Common Warrants, which generally provides for a number of Ordinary Shares equal to (A)(1) the volume weighted average price on the trading day immediately preceding the notice of exercise, if the notice of exercise is executed and delivered on a day that is not a trading day or prior to the opening of “regular trading hours” on a trading day, or (2) the bid price of the Ordinary Shares on the principal trading market as reported by Bloomberg as of the time of the holder’s execution of the notice of exercise if such notice of exercise is executed during “regular trading hours” on a trading day and is delivered within two hours thereafter (including until two hours after the close of “regular trading hours” on a trading day), or (3) the volume weighted average price on the date of the notice of exercise, if the date of such notice of exercise is a trading day and the notice of exercise is both executed and delivered after the close of “regular trading hours” on such trading day, less (B) the exercise price, multiplied by (C) the number of Ordinary Shares the Common Warrant was exercisable into, with such product then divided by the number determined under clause (A) in this sentence.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Subsequent Equity Sales

At any time while the Common Warrants are outstanding, if we sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant, or any option to purchase or other disposition) any Ordinary Shares or securities convertible into, or exchangeable or exercisable for, our Ordinary Shares, at an effective price per share less than the exercise price of the Common Warrants then in effect (such lower price, the “Base Share Price,” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the exercise price of the Common Warrants will be reduced and only reduced to equal the Base Share Price and the number of Ordinary Shares issuable under the Common Warrants will be increased such that the aggregate exercise price payable under the Common Warrants will be equal to the aggregate exercise price prior to such adjustment, provided that the Base Share Price will not be less than the greater of (i) $[*] and (ii) [*]% of the closing bid price of the Ordinary Shares on the date prior to the execution of the securities purchase agreement.

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Trading Market

There is no trading market available for the Common Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Ordinary Shares issuable upon exercise of the Common Warrants are currently listed on the Nasdaq Capital Market under the symbol “ROMA”.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of the underlying Ordinary Shares, the holders of the Common Warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization, or reclassification of our Ordinary Shares, the sale, transfer, or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares or greater than 50% of the voting power of the Company’s common equity, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash, or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction. Additionally, in the event of a fundamental transaction, we or any successor entity will, at the option of the holder of a Common Warrant exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction (or, if later, the date of the public announcement thereof), purchase the Common Warrant from the holder by paying to the holder an amount of consideration equal to the value of the remaining unexercised portion of such Common Warrant on the date of consummation of the fundamental transaction based on the Black-Scholes option pricing model, determined pursuant to a formula set forth in the Common Warrants.

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PLAN OF DISTRIBUTION

This is a self-directed offering on best effort basis. This prospectus is part of a registration statement that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to any of them for any shares that are sold by them. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the shares being offered. In the event we retain a broker who may be deemed an underwriter, we will file a prospectus with the SEC. This offering is intended to be made solely by the delivery of this prospectus and the accompanying subscription agreement to prospective investors. Our officers and directors will sell the shares and intend to offer them to friends, family members, business acquaintances, and interested parties. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Deposit of Offering Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account of the Company (“Company Account”). The purpose of the Company Account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds.

If you decide to purchase any shares in this offering, you will be required to execute a purchase Agreement, substantially in the form attached hereto as Exhibit 1.1, and tender all funds in the form of checks, drafts, money orders or wire transfers to the Company Account. Upon the Company’s receipt of such monies, they shall be credited to the Company Account. All checks delivered to the Company shall be made payable to the Company. The Company shall not be required to accept for credit to the Company Account or for deposit into the Company Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Company Account until the Company has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Company receives shall be held in Company Account until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Company reviewing the records of the depository institution holding the funds to verify that the funds received have cleared the banking system prior to releasing the funds to us. All purchase information and purchase funds through checks or wire transfers should be delivered to the Company. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the Company Account will be returned to investors by noon of the next business day after the termination of the offering.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK.

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Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the trading symbol “ROMA”.

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. We do not plan to list the Common Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Selling restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the Securities or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, our securities may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with our securities may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules, and regulations of any such country or jurisdiction.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, all amounts are estimates.

SEC Registration Fee	US$	1,061
Legal fees and expenses	US$	60,000
Accounting fees and expenses	US$	15,000
Miscellaneous	US$	10,000
Total	US$	86,061

These expenses will be borne by us.

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LEGAL MATTERS

We are being represented by Concord & Sage PC with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by Guangdong Wesley Law Firm. Legal matters as to Hong Kong law will be passed upon for us by Robertsons.

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EXPERTS

The consolidated financial statements for each of the two years in the period ended March 31, 2024 included in this prospectus incorporated by reference into this prospectus from our 2024 Annual Report, have been so incorporated in reliance on the reports of J&S Associate PLT, an independent registered public accounting firm, since March 8, 2024, KCCW Accounting Corp, our independent registered public accounting firm between 1 April 2022 and March 8, 2024 as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

We have previously reported changes in our certifying accountant and there has been no further change that is required to be disclosed by Item 16F of Form 20-F. Please see our previous disclosures in “Item 16F. Change in Registrant’s Certifying Accountant” in our 2024 Annual Report and our report of foreign private issuer on Form 6-K furnished to the SEC on December 26, 2024, which are incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F- 1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since September 30, 2024.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

-	our 2024 Annual Report filed with the SEC on August 1, 2024; and
-	our report of foreign private issuer on Form 6-K filed with the SEC on December 26, 2024.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

ROMA GREEN FINANCE LIMITED

Flat 605, 6/F., Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong

Tel: +852 2529 6878

Attention: Ms. Luk Huen Ling Claire

Email: claireluk@romagroup.com

You also may access the incorporated reports and other documents referenced above on our website at http://www.romaesg.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

86

Roma Green Finance Limited

Up to 44,000,000 Ordinary Shares in aggregate

Of which

Up to 11,000,000 Ordinary Shares

Up to 33,000,000 Ordinary Shares underlying the Common Warrants

PRELIMINARY PROSPECTUS

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We have entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have not issued securities which were not registered under the Securities Act.

II-1

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page II-3 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-2

EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Purchase Agreement*
4.3	Form of Common Warrant*
5.1	Opinion of Conyers Dill & Pearman regarding the validity of securities being registered*
5.2	Opinion of Concord & Sage regarding the enforceability of the Common Warrant*
5.3	Opinion of Robertsons regarding Hong Kong legal matters*
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters*
8.2	Opinion of Guangdong Wesley Law Firm regarding certain PRC securities law matters*
23.1	Consent of J&S Associate PLT*
23.3	Consent of Conyers Dill & Pearman (included in Exhibits 5.1 and 8.1) *
23.4	Consent of Concord & Sage (included in Exhibit 5.2)*
23.5	Consent of Robertsons (included in Exhibit 5.3)*
23.6	Consent of Guangdong Wesley Law Firm*
24.1	Form of Power of Attorney (included on signature pages) *
107	Registration Fee Table *

* Submitted herewith

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on March 21, 2025.

ROMA GREEN FINANCE LIMITED

By:	/s/ Luk Huen Ling Claire
Name:	Luk Huen Ling Claire
Title:	Chairlady, Executive Director and Chief Executive Officer

We, the undersigned directors of Roma Green Finance Limited and executive officers of Roma Green Finance Limited and its subsidiaries hereby severally constitute and appoint Luk Huen Ling Claire, singly (with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in her for her and in her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 21, 2025
/s/ Luk Huen Ling Claire
Luk Huen Ling Claire
Chairlady, Executive Director and Chief Executive Officer

Date: March 21, 2025
/s/ Lam Hing Fat
Lam Hing Fat
Chief Financial Officer

Date: March 21, 2025
/s/ Cheng Yu-Pei
Cheng Yu-Pei
Independent Non-Executive Director

Date: March 21, 2025
/s/ Wong Kai Hing
Wong Kai Hing
Independent Non-Executive Director

II-4

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in City of New York, United States of America on June 25, 2024.

Cogency Global Inc

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.